Exhibit 4(g)
$25,000,000
SUBORDINATED NOTES AGREEMENT
Dated as of April 27, 2010
among
REGENT BROADCASTING, LLC, as Company
REGENT COMMUNICATIONS, INC., AS ONE OF THE GUARANTORS
THE SUBORDINATED NOTEHOLDERS HERETO
and
GENERAL ELECTRIC CAPITAL CORPORATION,
AS SUBORDINATED NOTES AGENT
“This agreement and the rights and obligations hereunder are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”) dated as of April 27, 2010, among General Electric Capital Corporation, as Subordinated Notes Agent, Regent Broadcasting, LLC (the “Company”) and General Electric Capital Corporation, as Administrative Agent, to the indebtedness (including interest) owed by the Company pursuant to that certain Credit Agreement dated as of April 27, 2010 among the Company, Regent Communications, Inc., as one of the Guarantors, General Electric Capital Corporation, as Administrative Agent for the lenders from time to time party thereto and such lenders, as such Credit Agreement has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(i)

SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(ii)

SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(iii)

SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(iv)

THIS SUBORDINATED NOTES AGREEMENT, DATED AS OF APRIL 27, 2010, IS ENTERED INTO AMONG REGENT BROADCASTING, LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE “COMPANY”), REGENT COMMUNICATIONS, INC., A DELAWARE CORPORATION (“HOLDINGS”), THE NOTEHOLDERS (AS HEREINAFTER DEFINED), AND GENERAL ELECTRIC CAPITAL CORPORATION (“GE CAPITAL”), AS SUBORDINATED NOTES AGENT FOR THE NOTEHOLDERS (IN SUCH CAPACITY, AND TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS, THE “SUBORDINATED NOTES AGENT”).
W I T N E S S E T H:
WHEREAS, the Company, Holdings and initial Noteholders are party to that certain Credit Agreement, dated as of November 21, 2006, by and among, inter alia, Company, Holdings and Bank of America, N.A., as administrative agent for the Lenders (as defined therein) (as heretofore amended, modified and supplemented, the “Existing Credit Agreement”);
WHEREAS, pursuant to the Existing Credit Agreement, inter alia, loans were made to the Company and the Company had certain obligations in respect of certain hedge agreements (collectively, the “Existing Obligations”);
WHEREAS, on March 1, 2010, Holdings, the Company and the other debtors each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (collectively, the “Initial Cases”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);
WHEREAS, on April 12, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Joint Plan of Reorganization of Regent Communications, Inc. and its debtor affiliates (as in effect on the effective date thereof, the “Plan”);
WHEREAS, pursuant to the Plan, the Existing Obligations will be exchanged and substituted for the New Term Loan, the New PIK Loan and the New Equity of Parent (as each such term is defined in the Plan); and
WHEREAS, the extensions of credit provided for herein at the date hereof constitute the New PIK Loan contemplated by the Plan and the Confirmation Order;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS
Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:
“Affected Noteholder” has the meaning specified in Section 2.14.
“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Noteholder (other than Oaktree) shall be an Affiliate of the Company. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Agreement” means this Subordinated Notes Agreement.
“Approved Fund” means, with respect to any Noteholder, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Noteholder, (ii) any Affiliate of such Noteholder or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Noteholder.
“Assignment” means an assignment agreement entered into by a Noteholder, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Subordinated Notes Agent, in substantially the form of Exhibit A, or any other form approved by the Subordinated Notes Agent.
“Bankruptcy Court” has the meaning specified in the recitals hereto.
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA other than a Multiemployer Plan to which any Group Member sponsors or contributes, or has an obligation to contribute, to.
“Business” means collectively, (a) the business conducted by the Company or any of its Subsidiaries on and as of the Closing Date and (b) any business involving or reasonably related to the ownership, management or operation in the United States of any Radio Stations, billboard assets and other outdoor advertising assets and properties, television stations, cable companies and cable franchises, including any ancillary digital or other media associated therewith in market areas in which the Company or any of its Subsidiaries operate in as of the Closing Date or in market areas within a 200 mile radius of such market areas or future market areas the Company or any of its Subsidiaries operate in which at the time the Company or any of its Subsidiaries commence operation therein was within a 200 mile radius of an existing market area of the Company or any of its Subsidiaries; provided, however, that in no event shall Business include any business involving the ownership, management or operation of any print publication assets.
“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.
“Cable Act” means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. §§ 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and the Telecommunications Act of 1996, Pub. L. No. 104-104, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder by the FCC.
“Cable Franchise Agreements” means any agreement in which one or more of the Credit Parties has been granted a franchise, or otherwise licensed or permitted, to provide cable television services in a specific geographical location.
“Cable System” means each cable television system operated by Company and/or any of its Subsidiaries pursuant to a Cable Franchise Agreement.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding (a) interest capitalized during construction, (b) any expenditure to the extent, for purpose of the definition of Permitted Acquisition, such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period, (c) expenditures made with the proceeds of equity contributions made to the Parent and contributed to Holdings as equity and further contributed to the Company as equity, in each case, after the date hereof and (d) expenditures for assets made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted for, restored or repaired to the extent permitted hereunder.
“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Interest” has the meaning specified in Section 2.5(b).
“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Noteholder or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.
“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Change of Control” means the occurrence of any of the following: (a) the Permitted Investors (other than Parent or its Subsidiaries) shall sell or otherwise transfer 35% or more of their legal, economical, beneficial voting, or other ownership rights associated with the Stock of Parent held by the Permitted Investors (other than Parent or its Subsidiaries) on the date hereof to any Person other than a Permitted Investor (other than Parent or its Subsidiaries), (b) Parent shall cease to, directly or indirectly, own and control legally and beneficially all of the economic and voting rights associated with ownership of all outstanding Stock of all classes of Voting Stock of Holdings (except to the extent such failure results from an exchange of Stock of the Parent for Stock of Holdings in connection with management equity repurchases of Stock of the Parent, provided that such Holdings Stock so exchanged is immediately repurchased and retired by Holdings, (c) Holdings shall cease to own and control legally and beneficially all of the economic and voting rights associated with ownership of all outstanding Stock of all classes of Stock of the Company or (d) a “Change of Control” or any term of similar effect, as defined in the Subordinated Notes Agreement or in any other document governing Indebtedness of any Group Member having a principal amount in excess of $750,000 shall occur.
“Closing Date” means the first date on which the conditions set forth in Section 3.1 are satisfied.
“Code” means the U.S. Internal Revenue Code of 1986.
“Code of Federal Regulations” means the general and permanent rules published in the federal register by the executive departments and agencies of the federal government of the United States.
“Communications Laws” has the meaning specified in Section 4.22.
“Company” has the meaning specified in the preamble hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Confirmation Order” has the meaning specified in the recitals hereto.
“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.
“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.
“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Subordinated Notes Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.
“Copyright Act” means the United States Copyright Act of 1976.
“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Corporate Chart” means a document in form reasonably acceptable to the Subordinated Notes Agent and setting forth, as of a date set forth therein, for each Person that is a Credit Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Credit Party or any Subsidiary of any of them.
“Credit Party” means the Company and each Guarantor.
“Customary Permitted Liens” means, with respect to any Person, any of the following:
(a) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
(b) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction;
(c) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);
(d) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;
(e) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, conditions, restrictions of record, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 8.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
(f) Liens resulting from the filing of a precautionary UCC-1 financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(g) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and
(h) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property.
“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.
“Divestiture Trust Agreement” means that certain Trust Agreement, dated as of March 22, 2010, by and among Regent Broadcasting of Fort Collins, Inc., a Delaware corporation, Regent Broadcasting of Lafayette, Inc., a Delaware corporation, and Jay Meyers, as trustee, as such agreement may be amended pursuant to the Amended and Restated Trust Agreement in the form attached to the Divestiture Trust Agreement delivered to the Administrative Agent.
“Dollars” and the sign “$” each mean the lawful money of the United States of America.
“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.
“E-Fax” means any system used to receive or transmit faxes electronically.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
“Environmental Laws” means all Requirements of Law and terms and conditions in Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).
“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.
“ERISA” means the United States Employee Retirement Income Security Act of 1974.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), or, solely for purposes of Section 412 of the Code, within the meaning of Section 414(m) or (o) of the Code.
“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, and (h) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder.
“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system, including Intralinks® and CleraPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Subordinated Notes Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“Event of Default” has the meaning specified in Section 9.1.
“Existing Credit Agreement” has the meaning specified in the recitals hereto.
“Existing Obligations” has the meaning specified in the recitals hereto.
“FAA” shall mean the Federal Aviation Administration and any successor thereto.
“FCC” means the Federal Communications Commission or any Governmental Authority which succeeds to the duties and functions presently performed by the Federal Communications Commission.
“FCC License Assets” shall have the meaning specified in the Plan.
“FCC Licenses” means all licenses, Permits, permissions and other authorizations issued by the FCC for the operation of television stations and community antenna relay service, earth station, business radio, microwave and special safety radio service facilities.
“FCC Long Form Application” shall have the meaning specified in the Plan.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.
“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.
“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.
“Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.
“Fiscal Quarter” means each 3 fiscal month period ending on March 31, June 30, September 30 or December 31.
“Fiscal Year” means the twelve-month period ending on December 31.
“Flood Insurance” means, for any real property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in an amount equal to (a) so long as the unpaid balance of the debt under the Senior Credit Agreement is greater than the full unpaid balance of the debt under the Subordinated Notes, the full, unpaid balance of the debt under the Senior Credit Agreement and (b) thereafter, the full, unpaid balance of the debt under the Senior Credit Agreement and the Subordinated Notes and, in each case, any prior liens on the real property up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by the Subordinated Notes Agent, with deductibles not to exceed $50,000.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).
“GE Capital” has the meaning specified in the preamble hereto.
“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Group Members” means, collectively, the Company, Holdings and their respective Subsidiaries.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Group Members’ Accountants” means Deloitte & Touche LLP or other nationally-recognized independent registered certified public accountants acceptable to the Subordinated Notes Agent.
“Guarantor” means Holdings, each Wholly Owned Subsidiary of the Company listed on Schedule 4.3 and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Credit Party.
“Guaranty Agreement” means a guaranty agreement, in substantially the form of Exhibit E, among the Administrative Agent, the Company and the Guarantors from time to time party thereto.
“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.
“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.
“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.
“Holdings” has the meaning specified in the preamble hereto.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all other obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.
“Indemnified Matter” has the meaning specified in Section 11.4.
“Indemnitee” has the meaning specified in Section 11.4.
“Independent Trust Agreement” means that certain Trust Agreement, dated as of March 18, 2010, between Holdings and Jay Meyers, as Trustee, as such agreement may be amended pursuant to the Amended and Restated Trust Agreement in the form attached to the Independent Trust Agreement delivered to the Administrative Agent.
“Initial Cases” has the meaning specified in the recitals hereto.
“Initial Investors’ Equity Investment” means the substitution and exchange of certain of the Existing Obligations for the equity of Parent pursuant to, and on the terms provided for, in the Plan.
“Initial Investors’ Investment Documents” means each document executed in connection with the Initial Investors’ Equity Investment.
“Initial Projections” means those financial projections, dated March 15, 2010 covering the Fiscal Years ending in 2010 through 2014 and delivered to the Subordinated Notes Agent by the Company prior to the date hereof.
“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.
“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.
“IRS” means the Internal Revenue Service of the United States and any successor thereto.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“License Subsidiary” means any special purpose Subsidiary of Company that (i) observes all corporate formalities, maintains separate books and records, does not commingle assets with any affiliate, holds no assets other than the Radio Station Licenses, FCC Licenses and PUC Certificates, and has no financial obligations other than to the Subordinated Notes Agent and Noteholders as a Guarantor and as a Guarantor under the Senior Loan Documents, (ii) is organized pursuant to organizational documents reasonably satisfactory to the Subordinated Notes Agent and (iii) is a Guarantor upon or prior to the time of acquiring any Radio Station Licenses, FCC License and PUC Certificate or is a Guarantor on the Closing Date or becomes a Guarantor in connection with a Permitted Acquisition.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“LMA” means any joint sales agreement, advertising sales agreement, time brokerage agreement, local marketing or management agreement or similar arrangement for any broadcast station to which Company or any of its Subsidiaries is a party.
“Local Franchising Authority” means any state, county, local or municipal Governmental Authority which regulates the provision of cable television service, including the award of franchises or other permits or authorizations to provide cable television service, and which has authority over the Cable Systems.
“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or property of the Group Members, taken as a whole, (b) the ability of any Credit Party to perform its obligations under any Subordinated Notes Document and (c) the validity or enforceability of any Subordinated Notes Document or the rights and remedies of the Subordinated Notes Agent and/or the Noteholders under any Subordinated Notes Document.
“Material Environmental Liabilities” means Environmental Liabilities exceeding $750,000 in the aggregate.
“Maturity Date” means October 27, 2014.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate has or can reasonably be expected to have an obligation to contribute (including, without limitation, an obligation to pay Withdrawal Liability).
“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.
“Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by the property subject thereto or (b) any incurrence of Indebtedness, in each case net of brokers’, advisors’ and investment banking fees and other customary out-of-pocket underwriting discounts, commissions and other customary out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Company that is not a Wholly Owned Subsidiary of the Company shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Company therein.
“Non-U.S. Noteholder Party” means each of the Subordinated Notes Agent, each SPV and each participant, in each case that is not a Domestic Person.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Noteholder” means, collectively any financial institution or other Person that (a) is listed on the signature pages hereof as a “Noteholder” or (b) from time to time becomes a party hereto by execution of an Assignment, in each case together with its successors.
“Oaktree” means OCM Principal Opportunities Fund IV AIF (Delaware) L.P. and it’s Affiliates and any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) OCM Principal Opportunities Fund IV AIF (Delaware) L.P., (ii) any Affiliate of OCM Principal Opportunities Fund IV AIF (Delaware) L.P. or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages OCM Principal Opportunities Fund IV AIF (Delaware) L.P.
“Obligations” means, with respect to any Credit Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Credit Party to the Subordinated Notes Agent, any Noteholder, any other Indemnitee, any participant, or any SPV arising out of, under, or in connection with, any Subordinated Notes Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Credit Party is the Company, all Subordinated Notes, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Credit Party under any Subordinated Notes Document.
“Other Taxes” has the meaning specified in Section 2.13(c).
“Parent” means Regent Holdings LLC.
“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.
“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.
“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, including without limitation, the FCC in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions:
(a) the Proposed Acquisition Target is organized under the laws of a State in the United States or the District of Columbia and is in the same Business as the Company or a Business that the Company or its Subsidiaries are permitted to enter into;
(b) the Subordinated Notes Agent shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 15 Business Days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Subordinated Notes Agent) and the Subordinated Notes Agent shall have forwarded such notice to the Noteholders within 5 Business Days after receipt thereof and on or prior to the date of such Proposed Acquisition, the Subordinated Notes Agent shall have received copies of the acquisition agreement and related Contractual Obligations and other documents (including financial information and analysis, environmental assessments and reports, opinions, certificates, lien searches and FCC approvals) and information reasonably requested by the Subordinated Notes Agent;
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) as of the date of consummation of any transaction as part of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, the representations and warranties set forth in any Subordinated Notes Document shall be true and correct in all material respects pursuant to clause (b) of Article 4 and no Default shall be continuing, and after giving effect to such Permitted Acquisition;
(d) the Company and its Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 7.10; and
(e) for any Proposed Acquisition which is a Radio Swap Transaction, (i) the Station Operating Income of the Proposed Acquisition Target for the trailing twelve months immediately prior to the date of such Proposed Acquisition together with the aggregate Station Operating Income pursuant to this clause (e)(i) associated with all Permitted Acquisitions which were Radio Swap Transactions does not exceed 15%, of the Station Operating Income of Holdings and its Subsidiaries for the trailing twelve months immediately prior to the date of such Proposed Acquisition and (ii) the aggregate amount of cash payable by the Credit Parties as part of the purchase price or other consideration of any such Radio Swap Transactions shall not exceed the lesser of (x) 25% of the Station Operating Income of such Proposed Acquisition Target for the trailing twelve months immediately prior to the date of such Proposed Acquisition and (y) $3,000,000.
“Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1 or any other provision of any Subordinated Notes Document.
“Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3 or any other provision of any Subordinated Notes Document.
“Permitted Investors” means, collectively Oaktree.
“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2 or any other provision of any Subordinated Notes Document.
“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the sum of (x) aggregate principal amount of such Permitted Indebtedness plus accrued and unpaid interest thereon and accrued and unpaid fees and reasonable expenses related thereto outstanding at the time of such refinancing or extension, plus (y) the amount of any early prepayment penalties actually paid as a result of such Permitted Refinancing, (b) has a weighted average maturity (in each case, measured as of the date of such refinancing or extension) and maturity no shorter or earlier, as applicable than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness, (e) has an interest rate no greater than the interest rate for such Permitted Indebtedness and has a cash interest cost no greater than the cash interest cost for such Permitted Indebtedness, and (f) is otherwise on terms no less favorable to the Group Members, taken as a whole, than those of such Permitted Indebtedness; provided, however that clauses (a)-(f) shall not apply with respect to a refinancing or extension of the Senior Debt to the extent such refinancing or extension would have been a “Permitted Refinancing” under the Subordination Agreement; provided, further, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification would have been permitted pursuant to Section 8.11 and (y) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property useful in the business of the Company or any of its Subsidiaries (including through a Permitted Acquisition) or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage or to the extent otherwise permitted hereunder, acquire property useful in the business of the Company or any of its Subsidiaries.
“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.
“Plan” has the meaning specified in the recitals hereto.
“Pro Forma Balance Sheet” has the meaning specified in Section 4.4(d).
“Pro Forma Basis” means, with respect to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction, as if each such Pro Forma Transaction had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Subordinated Notes Agent or any Noteholder in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.
“Pro Forma Transaction” means any transaction consummated as part of any Permitted Acquisition (including a Radio Swap Transaction), together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Indebtedness.
“Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(f).
“Property Loss Event” means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.
“Proposed Acquisition” means (a) any proposed acquisition that is consensual and approved by the board of directors of such Proposed Acquisition Target, of all or substantially all of the assets or Stock of or any line of business, division, branch or other operating unit of any Proposed Acquisition Target by the Company or any Subsidiary of the Company (or by Holdings to the extent such assets and Stock of or any line of business, division, branch or other operating unit are transferred to the Company or any Subsidiary of the Company contemporaneously with such acquisition) or (b) any proposed merger of any Proposed Acquisition Target with or into the Company or any Subsidiary of the Company (and, in the case of a merger with the Company, with the Company being the surviving corporation).
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Proposed Acquisition Target” means any Person or any brand, line of business, division, branch, operating division or other unit operation of any Person.
“Pro Rata Outstandings” of any Noteholder at any time, means the outstanding principal amount of the Subordinated Notes owing to such Noteholder.
“Pro Rata Share” means, with respect to any Noteholder at any time, the percentage obtained by dividing (a) the Pro Rata Outstandings therein of such Noteholder then in effect by (b) the Pro Rata Outstandings therein of all Noteholders then in effect; provided, however, that, if there are no Pro Rata Outstandings, such Noteholder’s Pro Rata Share shall be determined based on the Pro Rata Share in the Subordinated Notes most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Noteholder pursuant to Section 2.14.
“PUC” means any public utility commission, public service commission or similar regulatory body with jurisdiction over the Business.
“PUC Certificate” means any certificate of public convenience or necessity or other authorization issued by a PUC which is necessary for the conduct of the Business.
“Radio Station Licenses” means all licenses, Permits, permissions and other authorizations issued by the FCC for the operation of any Radio Station.
“Radio Stations” means and includes, collectively, (a) all of the AM and FM radio stations owned and operated by the Company or any of its Subsidiaries as of the Closing Date, and (b) all radio stations from time to time acquired after the Closing Date by the Company or any of its Subsidiaries.
“Radio Swap Transaction” means, in relation to any Person, any transaction, or any series of related transactions, in which such Person, or any of its Affiliates, shall acquire one or more Radio Stations and related business assets and properties in exchange (whether in whole or in part) for one or more Radio Stations and related business assets and properties owned by such Person.
“Register” has the meaning specified in Section 2.10(b).
“Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Company.
“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 365th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is 5 Business Days after the date on which the Company shall have notified the Subordinated Notes Agent of the Company’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, (c) the occurrence of any Event of Default set forth in Section 9.1(e)(ii) and (d) 5 Business Days after the delivery of a notice by the Subordinated Notes Agent or the Required Noteholders to the Company during the continuance of any other Event of Default.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Related Documents” means, collectively, the Divestiture Trust Agreement (including, the form of the proposed Amended and Restated Trust Agreement related thereto), the Independent Trust Agreement (including, the form of the proposed Amended and Restated Independent Trust Agreement related thereto), the Senior Loan Documents, and the Initial Investors’ Investment Documents, delivered to the Subordinated Notes Agent pursuant to Section 3.1(b)(viii)(C) and each other document executed with respect to any of the foregoing or any Related Transaction.
“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article 3) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Subordinated Notes Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Subordinated Notes Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Subordinated Notes Document.
“Related Transactions” means, collectively, the substitution and exchange of certain of the Existing Obligations for the Senior Loans and the Stock of Holdings pursuant to the Plan, the entering into of the Divesture Trust Agreement and the Independent Trust Agreement, the execution and delivery of all Related Documents and the payment of all related fees, costs and expenses.
“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
“Required Noteholders” means, at any time, Noteholders having at such time in excess of 50% of the Pro Rata Outstandings; provided, however, that Required Noteholders must consist of at least two Noteholders who are not Affiliates of each other or an Approved Fund of any such Noteholder.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, vice president, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(e), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Restricted Payment” means (a) any dividend, return of capital, distribution or any other payment or Sale of property for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Company or any of its Subsidiaries, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member or of any direct or indirect parent entity of the Company, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.
“S&P” means Standard & Poor’s Rating Services.
“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.
“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.
“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.
“Senior Credit Agreement” means the Credit Agreement, dated the date hereof, between the Company, Holdings, GE Capital, as administrative agent and collateral agent, GE Capital Markets Inc., as sole lead arranger and bookrunner and the lenders from time to time party thereto, as such agreement may be amended, restated, supplemented or replaced (including by refinancing) from time to time.
“Senior Debt” has the meaning specified in the Subordination Agreement.
“Senior Loans” means the loans made under the Senior Credit Agreement on the date hereof.
“Senior Loan Documents” means, collectively, the Senior Credit Agreement and any other document related thereto.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.
“SPV” means any special purpose funding vehicle identified as such in a writing by any Noteholder to the Subordinated Notes Agent.
“Station Operating Income” means, with respect to any fiscal period, without duplication, an amount equal to Station Revenue for such period, minus to the extent included in determining Station Revenue for such period, the sum of, (i) station programming expenses and (ii) general and administrative expenses at the station level (but not the corporate level).
“Station Revenue” means, for any fiscal period, the revenue of Company and its Subsidiaries derived directly from the operation of Radio Stations during such period, net of any commissions paid to any third parties with respect to such revenue.
“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Debt” means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions reasonably satisfactory to the Subordinated Notes Agent.
“Subordinated Notes” has the meaning specified in Section 2.1. The amount of Subordinated Notes held by each Noteholder as of the Closing Date is set forth on Schedule I hereto.
“Subordinated Notes Agent” has the meaning specified in the preamble hereto.
“Subordinated Notes Documents” means, collectively, the Subordinated Notes, the Subordinated Notes Agreement, the Guaranty Agreement and any other document related to any of the foregoing.
“Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, among the Company, the administrative agent under the Senior Credit Agreement and the Subordinated Notes Agent.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.
“Substitute Noteholder” has the meaning specified in Section 2.14(a).
“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).
“Tax Affiliate” means, (a) the Company and its Subsidiaries and (b) any Affiliate of the Company with which the Company files or is eligible to file consolidated, combined or unitary tax returns.
“Tax Return” has the meaning specified in Section 4.8.
“Taxes” has the meaning specified in Section 2.13(a).
“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, sponsored by an ERISA Affiliate or to which any ERISA Affiliate has an obligation to contribute.
“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.
“Trust” means the trust formed under the Independent Trust Agreement or any other trust formed in accordance with the terms of the Plan to hold the Ratio Station Licenses pending grant of the FCC Long Form Applications.
“United States” means the United States of America.
“U.S. Noteholder Party” means each of the Subordinated Notes Agent, each Noteholder, each SPV and each participant, in each case that is a Domestic Person.
“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).
“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

“Withdrawal Liability” means, at any time, any liability incurred by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.
Section 1.2 [Reserved]
Section 1.3 Accounting Terms and Principles: GAAPAll accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by Holdings shall be given effect if such change would affect a calculation that measures compliance with any provision of Article 8 unless the Company, the Subordinated Notes Agent and the Required Noteholders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article 8 shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”
Section 1.4 Payments. The Subordinated Notes Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party. Any such determination or redetermination by the Subordinated Notes Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Noteholder or Party and no other currency conversion shall change or release any obligation of any Credit Party or Noteholder (other than the Subordinated Notes Agent and its Related Persons) under any Subordinated Notes Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Subordinated Notes Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.
Section 1.5 Interpretation. (a) Certain Terms. Except as set forth in any Subordinated Notes Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Subordinated Notes Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” In any other case, the term “including” when used in any Subordinated Notes Document means “including without limitation.” The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Subordinated Notes Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Noteholder required therefor is not obtained, any modification to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Subordinated Notes Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Subordinated Notes Document shall be equally applicable to both the singular and plural forms of such term.
ARTICLE 2
THE LOAN
Section 2.1 The Notes. On the terms and subject to the conditions contained in this Agreement, the Noteholders as contemplated by the Plan have exchanged a portion of their loans under the Existing Credit Agreement for the 12% Senior Subordinated PIK Notes to be issued hereunder and to be substantially in the form of Exhibit B hereto (all such Notes originally issued pursuant to this Agreement, or delivered in substitution, transfer, replacement or exchange for any thereof, being collectively called the “Subordinated Notes” and individually a “Subordinated Note”).
Section 2.2 [Reserved].
Section 2.3 Optional Prepayments. The Company may prepay the outstanding principal amount of any Subordinated Note, without premium or penalty, in whole or in part at any time; provided, however, that each partial prepayment that is not of the entire outstanding amount under the Subordinated Notes shall be in an aggregate amount that is an integral multiple of $500,000.
Section 2.4 Mandatory Prepayments (a) [Reserved]
(b) Debt Issuances. Subject to Section 2.4(d), upon receipt on or after the Closing Date by any Credit Party or any of its Subsidiaries of Net Cash Proceeds arising from the incurrence by any Credit Party or any of its Subsidiaries of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon any of clauses (a) through (j) of Section 8.1), the Company shall immediately pay or cause to be paid to the Subordinated Notes Agent an amount equal to 100% of such Net Cash Proceeds.
(c) Asset Sales and Property Loss Events. Subject to Section 2.4(d), upon receipt on or after the Closing Date by any Credit Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any of its property other than Sales of its own Stock and Sales of property permitted hereunder in reliance upon any of clauses (a) through (h) (i) of Section 8.4 or (ii) any Property Loss Event with respect to any property of any Group Member to the extent resulting, in the aggregate with all other such Property Loss Events, in the receipt by any of them of Net Cash Proceeds in excess of $500,000, the Company shall, after the application of any such Net Cash Proceeds to the Senior Debt required by the Senior Credit Agreement, pay or cause to be paid to the Subordinated Notes Agent an amount equal to the remaining Net Cash Proceeds; provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may make Permitted Reinvestments with such remaining Net Cash Proceeds and the Company shall not be required to make or cause such payment to the extent (x) such remaining Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such remaining Net Cash Proceeds, the Company shall pay or cause to be paid to the Subordinated Notes Agent an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such remaining Net Cash Proceeds. The Company shall notify the Subordinated Notes Agent within 5 days after it has determined that any portion of any Net Cash Proceeds will not be used to make Permitted Reinvestments.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(d) Limitation and Application of Payments. Notwithstanding anything herein to the contrary, no payments shall be required or made pursuant to this Section 2.4 until such time as all the Senior Debt has been paid in full and the Subordination Agreement has been terminated. Any payments made to the Subordinated Notes Agent pursuant to this Section 2.4 shall be applied to the Obligations in accordance with Section 2.8(b).
Section 2.5 Interest (a) PIK Interest. Subject to Section 2.5(c) below, the entire unpaid principal balance of the Subordinated Notes outstanding from time to time shall bear interest at a per annum rate equal to twelve percent (12%) and, until such time as the Senior Debt has been paid in full and the Subordination Agreement has been terminated, such interest shall only be paid-in-kind. Upon payment in full in cash of the Senior Debt interest shall thereafter be paid in cash.
(b) Payments. Interest accrued on the unpaid principal balance hereof that is paid-in-kind (“Capitalized Interest”) shall be compounded quarterly on each March 31, June 30, September 30, and December 31, shall be added to (for all purposes including without limitation for purposes of calculating (and accruing) interest) principal, and thereafter shall be deemed to be, principal outstanding under the Subordinated Notes.
(c) Default Interest. Notwithstanding the rate of interest specified in clause (a) above or elsewhere in any Subordinated Notes Document, effective immediately upon (i) the occurrence of any Event of Default under Section 9.1(a) or (e) or (ii) the delivery of a notice by the Subordinated Notes Agent to the Company during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable shall bear interest at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand, paid-in-kind (unless and until such time as the Senior Debt has been paid in full and the Subordination Agreement has been terminated, at which time such interest shall be payable in cash) or, in the absence of demand, on the date that would otherwise be applicable.
(d) Savings Clause. Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Noteholder would be contrary to the provisions of any law applicable to such Noteholder limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Noteholder, and in such event the Company shall pay such Noteholder interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Subordinated Notes Agent, on behalf of Noteholders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 2.6 [Reserved]
Section 2.7 Fees. The Company shall not be required to pay to the Subordinated Notes Agent any administrative fees so long as the Subordinated Notes Agent is acting as administrative agent under the Senior Credit Agreement. If the Subordinated Notes Agent ceases to act as administrative agent under the Senior Credit Agreement, the Company shall pay to the Subordinated Notes Agent customary administrative agent fees.
Section 2.8 Application of Payments (a) Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.8 or elsewhere in any Subordinated Notes Document, all payments and any other amounts received by the Subordinated Notes Agent from or for the benefit of the Company shall be applied to repay ratably the outstanding principal balance of the Subordinated Notes and then to any other Obligations outstanding.
(b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Company to the Subordinated Notes Agent pursuant to Section 2.4 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied to repay ratably the outstanding principal balance of the Subordinated Notes, and, then, any excess shall be retained by the Company.
(c) Application of Payments During an Event of Default. Each of Holdings and the Company hereby irrevocably waives, and agrees to cause each Credit Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and agrees that, notwithstanding the provisions of clause (a) above, the Subordinated Notes Agent may, and, upon either (A) the direction of the Required Noteholders or (B) the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Subordinated Notes Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Noteholders, (iii) third, to pay interest then due and payable in respect of the Subordinated Notes, (iv) fourth, to repay the outstanding principal amounts of the Subordinated Notes and (v) fifth, to the ratable payment of all other Obligations.
Section 2.9 Payments and Computations (a) Procedure. (i) The Company shall make each cash payment under any Subordinated Notes Document not later than 11:00 a.m. on the day when due to the Subordinated Notes Agent by wire transfer or ACH transfer (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as the Subordinated Notes Agent shall have notified the Company in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:
ABA No. 021-001-033
Account Number 502-797-91
Deutsche Bank Trust Company Americas
60 Wall Street, New York, New York
Account Name: General Electric Capital Corporation
Reference: CFK1349 Regent Broadcasting, LLC – Subordinated Debt
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

The Subordinated Notes Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Noteholders, in accordance with the application of payments set forth in Section 2.8. The Noteholders shall make any payment under any Subordinated Notes Document in immediately available Dollars and without setoff or counterclaim.
(ii) The Company shall not be required to issue additional Subordinated Notes in payment of any interest payable pursuant to Section 2.5(a) unless requested by any Lender. Amounts payable under Section 2.5(a), shall be evidenced as provided for in Section 2.10.
(b) Computations of Interests and Fees. All computations of interest and of fees shall be made by the Subordinated Notes Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by the Subordinated Notes Agent and shall be conclusive, binding and final for all purposes, absent manifest error.
(c) Payment Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.
(d) Advancing Payments. Unless the Subordinated Notes Agent shall have received notice from the Company to the Noteholders prior to the date on which any payment is due hereunder that the Company will not make such payment in full, the Subordinated Notes Agent may assume that the Company has made such payment in full to the Subordinated Notes Agent on such date and the Subordinated Notes Agent may, in reliance upon such assumption, cause to be distributed to each Noteholder on such due date an amount equal to the amount then due such Noteholder. If and to the extent that the Company shall not have made such payment in full to the Subordinated Notes Agent, each Noteholder shall repay to the Subordinated Notes Agent on demand such amount distributed to such Noteholder together with interest thereon at a rate equal to the rate set forth in Section 2.5(a) for each day from the date such amount is distributed to such Noteholder until the date such Noteholder repays such amount to the Subordinated Notes Agent.
Section 2.10 Evidence of Debt (a) Records of Noteholders. Each Noteholder shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Company to such Noteholder resulting from each Subordinated Note of such Noteholder from time to time, including the amounts of principal and interest payable and paid to such Noteholder from time to time under this Agreement. In addition, each Noteholder having sold a participation in any of its Obligations or having identified an SPV as such to the Subordinated Notes Agent, acting as agent of the Company solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Noteholder shall notify the Company) a record of ownership, in which such Noteholder shall register by book entry (i) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (ii) the rights, interest or obligation of each such participant and SPV in any Obligation and in any right to receive any payment hereunder.
(b) Records of Subordinated Notes Agent. The Subordinated Notes Agent, acting as agent of the Company solely for tax purposes and solely with respect to the actions described in this Section 2.10, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Subordinated Notes Agent may notify the Company) (i) a record of ownership (the “Register”) in which the Subordinated Notes Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Subordinated Notes Agent and each Noteholder in the Subordinated Notes, and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Noteholders (and each change thereto pursuant to Section 2.14 and Section 11.2), (B) the amount of each Subordinated Note, (C) the amount of any principal or interest due and payable or paid, and (D) any other payment received by the Subordinated Notes Agent from the Company and its application to the Obligations.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Subordinated Notes are registered obligations, the right, title and interest of the Noteholders and their assignees in and to such Subordinated Notes shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.10 and Section 11.2 shall be construed so that the Subordinated Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).
(d) Prima Facie Evidence. The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Noteholder or the Subordinated Notes Agent to maintain any such account shall affect the obligations of any Credit Party to repay the Subordinated Notes in accordance with their terms. In addition, the Credit Parties, the Subordinated Notes Agent, and the Noteholders shall treat each Person whose name is recorded in the Register as a Noteholder for all purposes of this Agreement. Information contained in the Register with respect to any Noteholder shall be available for access by the Company, the Subordinated Notes Agent or such Noteholder at any reasonable time and from time to time upon reasonable prior notice. No Noteholder shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Noteholder unless otherwise agreed by the Subordinated Notes Agent.
(e) Subordinated Notes. Upon any Noteholder’s request, the Company shall promptly execute and deliver Subordinated Notes to such Noteholder evidencing the indebtedness owing to such Noteholder and substantially in the form of Exhibit B; provided, however, that only one Note shall be issued to each Noteholder, except (i) to an existing Noteholder exchanging existing Subordinated Notes to reflect changes in the Register relating to such Noteholder, in which case the new Subordinated Notes delivered to such Noteholder shall be dated the date of the original Subordinated Notes and (ii) in the case of loss, destruction or mutilation of existing Subordinated Notes and similar circumstances. Each Subordinated Note, if issued, shall only be issued as means to evidence the right, title or interest of a Noteholder or a registered assignee in and to the related Subordinated Note, as set forth in the Register, and in no event shall any Subordinated Note be considered a bearer instrument or obligation.
Section 2.11 [Reserved]
Section 2.12 [Reserved]
Section 2.13 Taxes (a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.13, each payment by any Credit Party under any Subordinated Notes Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the “Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Noteholder as a result of a present or former connection between such Noteholder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced, any Subordinated Notes Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Noteholder to deliver the documentation required to be delivered pursuant to clause (f) below.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Gross-Up. If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Subordinated Notes Document to any Noteholder (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.13), such Noteholder receives the amount it would have received had no such deductions been made, (ii) the relevant Noteholder shall make such deductions, (iii) the relevant Noteholder shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Noteholder shall deliver to the Subordinated Notes Agent an original or certified copy of a receipt evidencing such payment; provided, however, that no such increase shall be made with respect to, and no Noteholder shall be required to indemnify any such Noteholder pursuant to clause (d) below for, withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Noteholder became a “Noteholder” under this Agreement in the capacity under which such Noteholder makes a claim under this clause (b), except in each case to the extent such Noteholder is a direct or indirect assignee (other than pursuant to Section 2.14) of any other Noteholder that was entitled, at the time the assignment of such other Noteholder became effective, to receive additional amounts under this clause (b).
(c) Other Taxes. In addition, the Company agrees to pay, and authorizes the Subordinated Notes Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Subordinated Notes Document or any transaction contemplated therein (collectively, “Other Taxes”). Within 30 days after the date of any payment of Taxes or Other Taxes by any Noteholder, the Company shall furnish to the Subordinated Notes Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof.
(d) Indemnification. The Company shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Subordinated Notes Agent), each Noteholder for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Noteholder and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Noteholder (or of the Subordinated Notes Agent on behalf of such Noteholder) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Company with copy to the Subordinated Notes Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Subordinated Notes Agent and such Noteholder may use any reasonable averaging and attribution methods.
(e) Mitigation. Any Noteholder claiming any additional amounts payable pursuant to this Section 2.13 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Noteholder, be otherwise disadvantageous to such Noteholder.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(f) Tax Forms. (i) Each Non-U.S. Noteholder Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (A) on or prior to the date such Non-U.S. Noteholder Party becomes a “Non-U.S. Noteholder Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (D) from time to time if requested by the Company or the Subordinated Notes Agent (or, in the case of a participant or SPV, the relevant Noteholder), provide the Subordinated Notes Agent and the Company (or, in the case of a participant or SPV, the relevant Noteholder) with two completed originals of each of the following, as applicable: (1) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor forms, (2) in the case of a Non-U.S. Noteholder Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Subordinated Notes Agent that such Non-U.S. Noteholder Party is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (3) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Noteholder Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Noteholder Party under the Subordinated Notes Documents. Unless the Company and the Subordinated Notes Agent have received forms or other documents satisfactory to them indicating that payments under any Subordinated Notes Document to or for a Non-U.S. Noteholder Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and the Subordinated Notes Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
(ii) Each U.S. Noteholder Party shall (A) on or prior to the date such U.S. Noteholder Party becomes a “U.S. Noteholder Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Company or the Subordinated Notes Agent (or, in the case of a participant or SPV, the relevant Noteholder), provide the Subordinated Notes Agent and the Company (or, in the case of a participant or SPV, the relevant Noteholder) with two completed originals of Form W-9 (certifying that such U.S. Noteholder Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.
(iii) Each Noteholder having sold a participation in any of its Obligations or identified an SPV as such to the Subordinated Notes Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to the Subordinated Notes Agent.
Section 2.14 Substitution of Noteholders (a) Substitution Right. In the event that any Noteholder that is not an Affiliate of the Subordinated Notes Agent (an “Affected Noteholder”) (i) makes a claim for payment pursuant to Section 2.13(b), or (ii) does not consent to any amendment, waiver or consent to any Subordinated Notes Document for which the consent of the Required Noteholders is obtained but that requires the consent of other Noteholders, the Company may either pay in full such Affected Noteholder with respect to amounts due with the consent of the Subordinated Notes Agent or substitute for such Affected Noteholder any Noteholder or any Affiliate or Approved Fund of any Noteholder or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Subordinated Notes Agent (in each case, a “Substitute Noteholder”).
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Procedure. To substitute such Affected Noteholder or pay in full the Obligations owed to such Affected Noteholder, the Company shall deliver a notice to the Subordinated Notes Agent and such Affected Noteholder. The effectiveness of such payment or substitution shall be subject to the delivery to the Subordinated Notes Agent by the Company (or, as may be applicable in the case of a substitution, by the Substitute Noteholder) of (i) payment for the account of such Affected Noteholder, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Noteholder (including those that will be owed because of such payment) and (ii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Subordinated Notes Agent whereby the Substitute Noteholder shall, among other things, agree to be bound by the terms of the Subordinated Notes Documents.
(c) Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, the Subordinated Notes Agent shall record such substitution or payment in the Register, whereupon (i) the Affected Noteholder shall sell and be relieved of, and the Substitute Noteholder shall purchase and assume, all rights and claims of such Affected Noteholder under the Subordinated Notes Documents, except that the Affected Noteholder shall retain such rights expressly providing that they survive the repayment of the Obligations, (ii) the Substitute Noteholder shall become a “Noteholder” hereunder and (iii) the Affected Noteholder shall execute and deliver to the Subordinated Notes Agent an Assignment to evidence such substitution and deliver any Subordinated Note in its possession; provided, however, that the failure of any Affected Noteholder to execute any such Assignment or deliver any such Subordinated Note shall not render such sale and purchase (or the corresponding assignment) invalid.
ARTICLE 3
CONDITIONS TO SUBORDINATED NOTES
Section 3.1 Conditions Precedent to Effectiveness. The obligation of each Noteholder to exchange a portion of the Existing Obligations owing to it into its Subordinated Note hereunder as contemplated by the Plan is subject to the satisfaction or due waiver of each of the following conditions precedent:
(a) Approval by Noteholders. This Agreement shall have been approved and executed by Noteholders holding, in aggregate, at least 66 2/3% of the Existing Obligations.
(b) Certain Documents. The Subordinated Notes Agent shall have received each of the following, each dated the Closing Date unless otherwise agreed by the Subordinated Notes Agent, in form and substance satisfactory to the Subordinated Notes Agent and the Required Noteholders:
(i) this Agreement duly executed by Holdings and the Company and, for the account of each Noteholder having requested the same by notice to the Subordinated Notes Agent and the Company received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Company), Subordinated Notes referred to in Section 2.1 duly executed by the Company to the order of each such Noteholder;
(ii) [Reserved]
(iii) the Guaranty Agreement, duly executed by each Guarantor,
(iv) the Subordination Agreement duly executed by the Company, the administrative agent under the Senior Credit Agreement and the Subordinated Notes Agent;
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(v) duly executed favorable opinions of counsel to the Credit Parties in New York, California, Illinois and Minnesota, each addressed to the Subordinated Notes Agent and the Noteholders and addressing such matters as the Subordinated Notes Agent may reasonably request; provided, however that subject to the consent of the Administrative Agent, opinions with respected to Minnesota law may be given by New York counsel on a limited and qualified basis so long as the Borrower agrees to deliver Minnesota counsel opinion within 5 Business Days of the Closing Date;
(vi) a copy of each Constituent Document of each Credit Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Credit Party in such jurisdiction and each other jurisdiction where such Credit Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);
(vii) a certificate of the secretary or other officer of each Credit Party in charge of maintaining books and records of such Credit Party certifying as to (A) the names and signatures of each officer of such Credit Party authorized to execute and deliver any Subordinated Notes Document, (B) the Constituent Documents of such Credit Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (vi) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of such Credit Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Subordinated Notes Document to which such Credit Party is a party;
(viii) a certificate of a Responsible Officer of the Company to the effect that (A) each condition set forth in Sections 3.1(d) and (f) has been satisfied, (B) both the Credit Parties taken as a whole and the Company are Solvent after giving effect to the Subordinated Notes, the consummation of the Related Transactions and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto and (C) attached thereto are complete and correct copies of each Related Document;
(ix) insurance certificates in form and substance satisfactory to the Subordinated Notes Agent demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5; and
(x) such other documents and information as any Noteholder through the Subordinated Notes Agent may reasonably request.
(c) Fee and Expenses. There shall have been paid to the Subordinated Notes Agent, for the account of the Subordinated Notes Agent, its Related Persons or any Noteholder, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Subordinated Notes Document on or before the Closing Date.
(d) Consents. Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority including, without limitation, the FCC, in each case, as may be necessary in connection with the consummation of the transactions contemplated in any Subordinated Notes Document or Related Document (including the Related Transactions).
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(e) Confirmation Order and Related Transactions. The Subordinated Notes Agent shall have received evidence that the Confirmation Order is effective, in full force and effect, and is a “final order” as such term is defined in the Plan (which evidence shall include delivery of a certified copy of the Confirmation Order and the docket in the Initial Cases), and the Credit Parties party to such Initial Cases shall have emerged (or be simultaneously emerging) from such Initial Cases and have consummated (or shall be simultaneously consummating) the Plan in accordance with the terms thereof, and evidence that the conditions precedent to the effectiveness of the Plan have been (or are concurrently being) satisfied. The Related Transactions shall have been consummated (or shall simultaneously be consummated).
(f) Representations and Warranties; No Defaults. The representations and warranties set forth in any Subordinated Notes Document shall be true and correct on and as of the Closing Date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and no Default shall be continuing.
(g) Additional Matters. The Subordinated Notes Agent shall have received such additional documents and information as the Required Noteholders, through the Subordinated Notes Agent, may reasonably request.
Section 3.2 Determinations of Satisfaction of Conditions Precedent. For purposes of determining compliance with the conditions specified in Section 3.1, each Noteholder shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Noteholder unless, prior to the Closing Date, the Subordinated Notes Agent receives notice from such Noteholder specifying such Noteholder’s objections.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
To induce the Noteholders and the Subordinated Notes Agent to enter into the Subordinated Notes Documents, each of Holdings and the Company (and, to the extent set forth in any other Subordinated Notes Document, each other Credit Party) represents and warrants to each of them each of the following: (a) on and as of the Closing Date (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Related Transactions) and (b) on and as of the date of consummation of any Permitted Acquisition, but in the instance under this clause (b), only with respect to the Proposed Acquisition Target (other than in respect of Sections 4.1, 4.2(a) and 4.22 which shall be made with respect to the Company and its Subsidiaries after giving effect to such Permitted Acquisition); provided that with respect to clause (b) above, the Company shall be permitted to amend any Schedule as may be necessary to make the applicable representation and warranty true and correct as of such date:
Section 4.1 Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted except as would not, individually or in the aggregate, have a Material Adverse Effect, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.2 Subordinated Notes and Related Documents (a) Power and Authority. The execution, delivery and performance by each Credit Party of the Subordinated Notes Documents and Related Documents to which it is a party and the consummation of the Related Transactions and other transactions contemplated therein (i) are within such Credit Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Credit Party’s Constituent Documents, (B) violate any applicable material Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Credit Party or any of its Subsidiaries (including other Related Documents or Subordinated Notes Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or a conflict, breach, default or termination or acceleration event under, any Subordinated Notes Documents or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Credit Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Subordinated Notes Documents and the filings required to perfect the Liens created by the Subordinated Notes Documents and (B) those listed on Schedule 4.2 and that have been, or will be prior to the Closing Date, obtained or made, copies of which have been, or will be prior to the Closing Date, delivered to the Subordinated Notes Agent, and each of which on the Closing Date will be in full force and effect.
(b) Due Execution and Delivery. From and after its delivery to the Subordinated Notes Agent, each Subordinated Notes Document and Related Document has been duly executed and delivered to the other parties thereto by each Credit Party party thereto, is the legal, valid and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization moratorium or similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability.
(c) Related Documents. Each representation and warranty in each Related Document is true and correct in all material respects and no default, or event that, with the giving of notice or lapse of time or both, would constitute a default, has occurred thereunder.
Section 4.3 Ownership of Group Members. Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Closing Date, for each Group Member and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Company or Holdings. All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of Holdings, is owned beneficially and of record by a Group Member (or, in the case of the Company, by Holdings or, in the case of Holdings, by Parent) free and clear of all Liens other than the security interests created by the Senior Loan Documents and, in the case of joint ventures, Permitted Liens. There are no Stock Equivalents with respect to the Stock of any Group Member or any Subsidiary of any Group Member or any joint venture of any of them. There are no Contractual Obligations or other understandings to which any Group Member, any Subsidiary of any Group Member or any joint venture of any of them is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member or any such Subsidiary or joint venture.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.4 Financial Statements (a) The Company has, to its knowledge, furnished the Subordinated Notes Agent, true copies of the unaudited Consolidated balance sheets of Holdings as of March 31, 2010, and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the three months then ended (i) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the unaudited Consolidated balance sheet of Holdings as at December 31, 2009 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the Fiscal Year then ended, and (ii) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments.
(b) Prior to the Closing Date, except as set forth in Schedule 4.4(b), Holdings had no property (other than, the Stock of the Company and Regent Broadcasting Management, LLC), liabilities or Contractual Obligations other than the Subordinated Notes Documents and the Related Documents, liabilities or Contractual Obligations related to the Existing Obligations and immaterial liabilities or Contractual Obligations not to exceed $250,000, individually or in the aggregate.
(c) The Initial Projections have been prepared by the Company in light of the past operations of the Business and reflect projections for the five year period beginning on January 1, 2010 on a quarterly basis for the first year and on a year-by-year basis thereafter. As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Company believes to be reasonable and fair in light of conditions and facts known to the Company as of the Closing Date and reflect the good faith, reasonable and fair estimates by the Company of the future Consolidated financial performance of Holdings and the other information projected therein for the periods set forth therein.
(d) The unaudited Consolidated balance sheet of Holdings (the “Pro Forma Balance Sheet”) delivered to the Subordinated Notes Agent prior to the date hereof, has been prepared as of March 31, 2010 and reflects as of such date, on a Pro Forma Basis for the Related Transactions and the other transactions contemplated herein to occur on the Closing Date, the Consolidated financial condition of Holdings, and the assumptions expressed therein are reasonable based on the information available to Holdings and the Company at such date and on the Closing Date.
Section 4.5 Material Adverse Effect. Since the Closing Date, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.
Section 4.6 Solvency. After giving effect to (a) the issuance of the Subordinated Notes, (b) the consummation of the Related Transactions and the exchange of the Existing Obligations for the Senior Debt, the Subordinated Notes and the Stock of Parent in each case as contemplated by the Plan and (c) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole and the Company are Solvent.
Section 4.7 Litigation. Except as set forth in Schedule 4.7 there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Company or any of its Subsidiaries with, by or before any Governmental Authority other than those that cannot reasonably be expected to affect the Obligations, the Subordinated Notes Documents, the Related Documents, the Related Transactions and the other transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.8 Taxes. All federal income tax returns and material federal non-income, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. Except as provided on Schedule 4.8, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or, except as provided on Schedule 4.8, has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.
Section 4.9 Margin Regulations. The Company is not engaged in the business of extending credit for the purpose of, and no proceeds of any Subordinated Note or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.
Section 4.10 No Burdensome Obligations; No Defaults. No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law, in each case the compliance with which would have, in the aggregate, a Material Adverse Effect. No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that would not, in the aggregate, have a Material Adverse Effect.
Section 4.11 Investment Company Act; Public Utility Holding Company Act. No Group Member is (a) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 or (b) a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, as each such term is defined and used in the Public Utility Holding Company Act of 2005.
Section 4.12 Labor Matters. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.12 and except as may occur after the Closing Date from time to time and disclosed by the Company to the Subordinated Notes Agent in writing, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.13 ERISA. As of the consummation of any Permitted Acquisition, the schedule provided by the Company that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans is a true and correct list. Except as would not have a Material Adverse Effect, each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code so qualifies. Except for those that would not, in the aggregate, have a Material Adverse Effect, (w) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (x) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any Liability, (y) no ERISA Event has occurred as of the Closing Date or is reasonably expected to occur and (z) no ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.
Section 4.14 Environmental Matters. Except as set forth on Schedule 4.14, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that would not reasonably be expected to result in a Material Adverse Effect, (e) no Group Member (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect and (f) each Group Member has made available to the Subordinated Notes Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential material Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.
Section 4.15 Intellectual Property. Each Group Member owns or licenses all Intellectual Property that is necessary for the operations of its businesses. To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Subordinated Notes Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect. In addition, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as cannot reasonably be expected to affect the Subordinated Notes Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.16 Title; Real Property (a) Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Company, and none of such property is subject to any Lien except Permitted Liens and such Liens as the Subordinated Notes Agent may reasonably approve.
(b) Except for changes that occur after the Closing Date from time to time as disclosed by the Company to the Subordinated Notes Agent in writing, set forth on Schedule 4.16 is (i) a complete and accurate list of all real property owned in fee simple by any Group Member or in which any Group Member owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof, (ii) any lease, sublease, license or sublicense of such real property by any Group Member and (iii) for each such real property that is material to the business of any Group Member, each Contractual Obligation by any Group Member, whether contingent or otherwise, to Sell such real property.
Section 4.17 Full Disclosure. The information prepared or furnished by or on behalf of any Group Member in connection with any Subordinated Notes Document or Related Document (including the information contained in any Financial Statement) or the consummation of any Related Transaction or any other transaction contemplated therein, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount. All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein. All facts known to any Group Member and material to an understanding of the financial condition, business, property or prospects of the Group Member taken as one enterprise have been disclosed to the Noteholders.
Section 4.18 Patriot Act. No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.
Section 4.19 [Reserved].
Section 4.20 Network Affiliation Agreements/Cable Franchise (a) All Network Affiliation Agreements and Cable Franchise Agreements are set forth on Schedule 4.20 and each such Network Affiliation Agreement and Cable Franchise Agreement is in full force and effect and the Company has no knowledge of any pending amendments or threatened termination of any of the Network Affiliation Agreements or the Cable Franchise Agreements. The Cable Franchise Agreements set forth on Schedule 4.20 are all of the licenses, permits, permissions and other authorizations used or necessary for the Credit Parties and their Subsidiaries to operate the Cable Systems, and the Credit Parties and their Subsidiaries hold no licenses, permits, permissions or other authorizations issued by the FCC other than the Radio Station Licenses and FCC Licenses.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) The Credit Parties and their Subsidiaries have filed all cable television registration statements for the community units listed on Schedule 4.20, annual cumulative signal leakage index reports on FCC Form 320 and annual employment reports on FCC Form 395-A which are required to be filed by such Credit Parties and Subsidiaries under the Communications Laws, the Cable Act and other relevant communications laws and are in material compliance with such laws.
(c) To the extent that Company or its Subsidiaries owns or operates any Cable Systems, all frequencies used on the Cable Systems are within such restricted aeronautical and navigational bands (108-137 MHz and 225-400 MHz) have been authorized for such use by the FCC.
(d) To the extent that Company or its Subsidiaries owns or operates any Cable Systems, the Credit Parties and their Subsidiaries have paid all franchise, license, regulatory or other fees and charges which they have calculated in good faith as due to any Local Franchising Authority pursuant to any Cable Franchise Agreement and to the FCC pursuant to the Communications Laws. There is no inquiry, claim, action or demand pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened before any Local Franchising Authority or the FCC which questions the amounts that may be due under this subsection paid by the Credit Parties and their Subsidiaries pursuant to such Cable Franchise Agreements or the Communications Laws, as the case may be.
(e) To the extent that Company or its Subsidiaries owns or operates any Cable Systems, the Credit Parties and their Subsidiaries have deposited with the U.S. Copyright Office all statements of account and other documents and instruments and have paid to the extent due under this subsection all royalties, supplemental royalties, fees, interest assessments and other sums which they have calculated in good faith as due to the U.S. Copyright Office under the Copyright Act with respect to the ownership and operation of the Cable Systems as are required for such Credit Parties and Subsidiaries to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. There is no inquiry, claim, action or demand pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened before the U.S. Copyright Office or from any other Person which questions the copyright filings or payments made by the Credit Parties and their Subsidiaries with respect to the Cable Systems.
(f) Except as set forth on Schedule 4.20, each Cable System is in compliance with the provisions of the Cable Act as such provisions relate to the rates and other charges of the Cable Systems. The Credit Parties and their Subsidiaries are not subject to rate regulation by any Governmental Authority and have not received any correspondence indicating that this status may change in the future. The Credit Parties and their Subsidiaries have not made and are not bound by any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of the Cable Systems.
(g) Except as set forth on Schedule 4.20, (i) no written notices or demands have been received from the FCC, from any television station, or from any other Person or Governmental Authority (A) challenging the right of the Cable Systems to carry the signal of any television broadcast station currently being carried by such Cable System or (B) claiming that any Cable System has failed to carry a television broadcast station required to be carried pursuant to the Cable Act, has failed to carry a television broadcast station on a channel designated by such station consistent with the requirements of the Cable Act, or has failed to negotiate in good faith with a television station pursuant to the FCC’s retransmission consent provisions; (ii) all necessary FAA and FCC approvals and registrations have been obtained with respect to the height and location of towers used in connection with the operation of the Cable Systems, and such towers are being operated in material compliance with the applicable FCC and FAA rules; and (iii) the Credit Parties and their Subsidiaries have not received, nor are the Credit Parties and their Subsidiaries bound by, any notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Cable Act.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(h) Except with respect to general rulemakings and similar proceedings relating generally to the cable television industry, (i) there is no adverse judgment, decree or order issued against any of the Cable Systems or the Credit Parties and their Subsidiaries by the FCC or a Local Franchising Authority; and (ii) there is no action, proceeding or investigation pending or, to the knowledge of any Credit Party, threatened by or before the FCC or any Local Franchising Authority against any of the Cable Systems, any Credit Party or any of their Subsidiaries.
Section 4.21 Radio Station Licenses and FCC Licenses. Except for changes that may occur after the Closing Date from time to time as disclosed by the Company to the Subordinated Notes Agent in writing, Schedule 4.21 lists all Radio Station Licenses and the Credit Party that is the licensee of each such Station License. With respect to any Permitted Acquisition, as of the closing date of such Permitted Acquisition the applicable schedule delivered to the Subordinated Notes Agent lists all Radio Station Licenses and FCC Licenses, if any, of which the Proposed Acquisition Target is a licensee.
Section 4.22 FCC Rules and Regulations (a) Except as set forth on Schedule 4.22, to the best knowledge of the Credit Parties, and after giving effect to any Permitted Acquisition, the operation of the businesses of the Company and its Subsidiaries complies and has complied in all material respects with the Communications Act of 1934, as amended, and the rules, orders, regulations and other applicable requirements of the FCC (including without limitation the FCC’s rules, regulations and published policies relating to the operation of transmitting and studio equipment) (collectively, the “Communications Laws”).
(b) The Subordinated Notes Agent and the Noteholders acknowledge that from the Closing Date until the grant and consummation of the FCC Long Form Applications, the Radio Station Licenses may be held by the Trust. The Radio Station Licenses are all of the material licenses, Permits, permissions and other authorizations used or necessary to operate the Radio Stations as currently operated by the Company and its Subsidiaries, and, following the grant and consummation of the FCC Long-Form Applications, all Radio Station Licenses shall be validly held in the name of the Company or one of its Subsidiaries or, in the case of those Radio Station Licenses or FCC Licenses being acquired in any Permitted Acquisition, an application has been made and is pending with the FCC for the granting of all necessary consents to the assignment of such Radio Station Licenses or FCC Licenses to the Company or certain of its Subsidiaries. Copies of all such Radio Station Licenses have been provided to the Subordinated Notes Agent and, to the extent acquired in a Permitted Acquisition all acquired Radio Station Licenses and FCC Licenses have been provided to the Subordinated Notes Agent prior to the consummation thereof. Except as set forth on Schedule 4.22, the Radio Station Licenses and FCC Licenses that have been issued are in full force and effect, are valid for the balance of the current license term, are unimpaired by any act or omissions of the Company, its Subsidiaries or any of their employees, agents, officers, directors or stockholders or to the best knowledge of Company, the current holders of licenses that are to be acquired in connection with any Permitted Acquisition, and are free and clear of any material restrictions that might limit the full operation of the Radio Stations or the Business operated by the Company and its Subsidiaries, and have been so unimpaired for the full current license term. Except as set forth on Schedule 4.22, there are no applications, proceedings or complaints pending or, to the Company’s best knowledge, threatened that may have a material adverse effect on the Business or operation of such Radio Stations (other than proceedings that apply to the communications industry generally). The Company is not aware of any reason why those of the Radio Station Licenses or FCC Licenses subject to expiration might not be renewed in the ordinary course or of any reason why any of the Radio Station Licenses or FCC Licenses might be revoked. No renewal of any Radio Station License or FCC Licenses would constitute a major federal action having a significant effect on the human environment under Section 1.1305 or 1.1307(b) of the FCC’s rules. All information contained in any pending applications for modification, extension or renewal of the Radio Station Licenses, FCC Licenses or other applications filed with the FCC by Company or any of its Subsidiaries is true, complete and accurate in all material respects. All information contained in any application for consent to assignment of licenses, an application for consent to transfer control of licenses or substantially similar applications filed with the FCC in connection with any Permitted Acquisition is true, complete and accurate in all material respects.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) None of the Credit Parties owns a daily newspaper or conducts any business other than the ownership, management, or operation of the Business.
(d) To the extent that Company or its Subsidiaries owns or operates any Cable Systems, except as set forth in Schedule 4.22, the Company and its Subsidiaries are in compliance with the FCC’s requirements for construction of digital television facilities for each of the television stations owned and operated by Company and its Subsidiaries.
(e) To the extent that Company or its Subsidiaries owns or operates any Cable Systems, the Company and its Subsidiaries have elected must-carry or retransmission consent for carriage of the television stations owned and operated by the Company and its Subsidiaries on cable and DBS systems (“MVPDs”) during the election cycle ending on October 1, 2008, and the television stations are carried by such MVPD in accordance with such elections except where the failure to do so would not have a Material Adverse Effect.
(f) To the extent that Company or its Subsidiaries owns or operates any Cable Systems, no MVPD has (i) advised the Company and its Subsidiaries of any signal quality or copyright indemnity or other obstacle to carriage of the television stations, (ii) declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC, or (iii) sought or obtained a modification to the geographic area in which any television station is eligible for must-carry or retransmission consent rights under the Cable Act.
ARTICLE 5
[RESERVED]
ARTICLE 6
REPORTING COVENANTS
Each of Holdings and the Company (and, to the extent set forth in any other Subordinated Notes Document, each other Credit Party) agrees with the Noteholders and the Subordinated Notes Agent to each of the following, as long as any Obligation remains outstanding (other than contingent indemnification obligations for claims not yet asserted):
Section 6.1 Financial Statements. The Company shall deliver to the Subordinated Notes Agent and the Subordinated Notes Agent shall deliver to the Noteholders within 5 Business Days after receipt thereof, each of the following:
(a) Monthly Reports. As soon as available, and in any event within 30 days after the end of each of the first two fiscal months in each Fiscal Quarter and the month of December, the Consolidated unaudited balance sheet of Holdings as of the close of such fiscal month and related Consolidated statements of income and cash flow for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year, in each case certified by a Responsible Officer of the Company as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Quarterly Reports. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year commencing with the Fiscal Quarter ending June 30, 2010, the Consolidated unaudited balance sheet of Holdings as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Company as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments) and together with the delivery of the Quarterly Report as provided for in this clause (b) for the Fiscal Quarter ending June 30, 2010, a Quarterly Report for the Company for the Fiscal Quarter ending March 31, 2010 as the Company existed prior to the consummation of the Plan. Notwithstanding anything in the Subordinated Notes Documents to the contrary, no Credit Party shall be deemed to have made any representation or warranty with respect to the Quarterly Report for the Fiscal Quarter ending March 31, 2010 or the Fiscal Quarter ending June 30, 2010.
(c) Annual Reports. As soon as available, and in any event within 120 days after the end of each Fiscal Year, the Consolidated balance sheet of Holdings as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification or explanatory paragraphs as to the scope of the audit or as to going concern and without any other similar qualification.
(d) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Company that, among other things, states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Company proposes to take with respect thereto.
(e) Corporate Chart and Other Updates. As part of the Compliance Certificate delivered pursuant to clause (d) above, each in form and substance reasonably satisfactory to the Subordinated Notes Agent, a certificate by a Responsible Officer of the Company that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Credit Parties have delivered all documents they are required to deliver pursuant to any Subordinated Notes Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Subordinated Notes Agent or are attached to such certificate.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(f) Additional Projections. As soon as available and in any event not later than 30 days after the end of each Fiscal Year, any significant revisions to, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) forecasts prepared by management of the Company for each Fiscal Quarter in such next succeeding Fiscal Year including in such forecasts (A) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (B) a statement of all of the material assumptions on which such forecasts are based and (C) substantially the same type of financial information as that contained in the Initial Projections.
(g) Management Discussion and Analysis. Together with each delivery of any monthly report pursuant to clause (a) above and any Compliance Certificate pursuant to clause (d) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.
(h) Intercompany Loan Balances. Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a summary of the outstanding balances of all intercompany Indebtedness (other than intra day intercompany Indebtedness occurring as a result of automatic transfers) as of the last day of the Fiscal Quarter covered by such Financial Statement, certified as complete and correct by a Responsible Officer of the Company as part of the Compliance Certificate delivered in connection with such Financial Statements.
(i) Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Company as part of the Compliance Certificate delivered in connection with such Financial Statements.
(j) Insurance. Within 10 days after the delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, each in form and substance satisfactory to the Subordinated Notes Agent and certified as complete and correct by a Responsible Officer of the Company as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other related documents and information as the Subordinated Notes Agent may reasonably require.
Section 6.2 Other Events. The Company shall give the Subordinated Notes Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a)(i) any Default and (ii) any event that would have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.4, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Company, exposes any Group Member to liability in an aggregate amount in excess of $750,000 or (iii) if adversely determined would have a Material Adverse Effect and (d) the acquisition of any material real property or the entering into any material lease.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 6.3 Copies of Notices and Reports. The Company shall promptly deliver to the Subordinated Notes Agent copies of each of the following: (a) all reports that Holdings transmits to its security holders generally, (b) all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases not made available directly to the general public, (d) all documents transmitted or received pursuant to, or in connection with, any Related Document and (e) any material document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of any Group Member.
In addition to the above, the Company shall deliver to the Subordinated Notes Agent, or instruct the Trust to deliver to the Subordinated Notes Agent, as the case may be, as soon as practicable, and in any event (a) within ten (10) days after the issuance, filing or receipt thereof, (i) copies of any order or notice of the FCC, any Governmental Authority or a court of competent jurisdiction which designates any Radio Station License or FCC License, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of the Company or any of its Subsidiaries to operate a broadcast station or the authority of any broadcast station to which the Company or any Subsidiaries provides services under a local marketing agreement to operate, and (ii) any citation, Notice of Violation or Order to Show Cause issued by the FCC or other Governmental Authority or any material complaint filed by or with the FCC or other Governmental Authority, or a petition to deny any application, in each case with respect to the Company or any of its Subsidiaries, (iii) a copy of any notice or application by the Company of any of its Subsidiaries requesting authority to cease broadcasting on any broadcast station for any period in excess of five (5) days and (iv) a copy of each Cumulative Leakage Report filed by the Company or any of their Subsidiaries to the extent applicable; (b) within 30 days of its due date for filing with the FCC, duplicate copies of each FCC form 323 (or any comparable form which may be substitute therefor by the FCC) filed with the FCC with respect to each broadcast station owned by the Company or any of its Subsidiaries; and (c) within two (2) Business Days after receipt thereof, (i) copies of all Network Affiliation Agreements and amendments thereto and (ii) copies of all Cable Franchise Agreements and amendments thereto.
Section 6.4 Taxes. The Company shall give the Subordinated Notes Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.
Section 6.5 Labor Matters. The Company shall give the Subordinated Notes Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member knows or has reason to know of it: (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, have a Material Adverse Effect).
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 6.6 ERISA Matters. To the extent any of the following would reasonably be expected to have a Material Adverse Effect, the Company shall give the Subordinated Notes Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.
Section 6.7 Environmental Matters (a) The Company shall provide the Subordinated Notes Agent notice of each of the following (which may be made by telephone if promptly confirmed by the Subordinated Notes Agent in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it (and, upon reasonable request of the Subordinated Notes Agent, documents and information in connection therewith): (i)(A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $500,000, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property (except as part of any Permitted Acquisition) if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $500,000.
(b) Upon request of the Subordinated Notes Agent, the Company shall provide the Subordinated Notes Agent a report containing an update as to the status of any environmental, health or safety compliance, hazard or liability issue identified in any document delivered to any Credit Party pursuant to any Subordinated Notes Document or as to any condition reasonably believed by the Subordinated Notes Agent to result in Material Environmental Liabilities.
Section 6.8 Other Information. The Company shall provide the Subordinated Notes Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as the Subordinated Notes Agent or such Noteholder through the Subordinated Notes Agent may from time to time reasonably request.
ARTICLE 7
AFFIRMATIVE COVENANTS
Each of Holdings and the Company (and, to the extent set forth in any other Subordinated Notes Document, each other Credit Party) agrees with the Noteholders and the Subordinated Notes Agent to each of the following, as long as any Obligation remains outstanding (other than contingent indemnification obligations for claims not yet asserted):
Section 7.1 Maintenance of Corporate Existence. Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain it rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 7.2 Compliance with Laws, Etc. Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.
Section 7.3 Payment of Obligations. Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP.
Section 7.4 Maintenance of Property. Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, have a Material Adverse Effect.
Section 7.5 Maintenance of Insurance. Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance (it being understood and agreed that the Group Members shall be permitted to self-insure for medical and dental benefits) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Company) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Credit Party to name the Subordinated Notes Agent on behalf of the Noteholders as additional insured and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 45 days’ notice (or such shorter time period as maybe agreed to by the Subordinated Notes Agent) thereof to the Subordinated Notes Agent. Notwithstanding the requirement in clause (a) above, Federal Flood Insurance shall not be required for real property not located in a Special Flood Hazard Area.
Section 7.6 Keeping of Books. The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 7.7 Access to Books and Property. Each Group Member shall permit the Subordinated Notes Agent, the Noteholders and any Related Person of any of them, as often as reasonably requested (but not more than two times during any calendar year unless there has occurred a default); and provided, however, (a) the Group Member shall not be required to pay the expenses of more than two such visits and inspections in the aggregate during any calendar year unless an Event of Default has occurred and is continuing, (b) each Noteholder shall at all times coordinate with the Subordinated Notes Agent the frequency and timing of any such visits and inspections so as to reasonably minimize the burden imposed on the Group Member), at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (i) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (ii) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (iii) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member. Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Subordinated Notes Agent, the Noteholders and their Related Persons and to disclose to the Subordinated Notes Agent, the Noteholders and their Related Persons all financial statements and other documents and information as they might have and the Subordinated Notes Agent or any Noteholder reasonably requests with respect to any Group Member.
Section 7.8 Environmental. Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if the Subordinated Notes Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Subordinated Notes Agent, cause the performance of, and allow the Subordinated Notes Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Subordinated Notes Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Subordinated Notes Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Subordinated Notes Agent and shall be in form and substance reasonably acceptable to the Subordinated Notes Agent.
Section 7.9 Local Service. If for any reason, upon commencement by a DBS provider of “local-into-local” service within the geographic market served by any of Company’s or its Subsidiaries’ television stations, such television station is not automatically entitled to carriage, pursuant to an agreement with a DBS provider, then Company and the appropriate Subsidiary shall timely elect carriage on such DBS system.
Section 7.10 Additional Guaranties. To the extent not delivered to the Subordinated Notes Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Credit Party after the Closing Date), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Subordinated Notes Agent:
(a) deliver to the Subordinated Notes Agent such modifications to the terms of the Subordinated Notes Documents (or, to the extent applicable as determined by the Subordinated Notes Agent, such other documents), in each case in form and substance reasonably satisfactory to the Subordinated Notes Agent and as the Subordinated Notes Agent deems necessary or advisable in order to ensure each Subsidiary of any Credit Party that has entered into Guaranty Obligations with respect to any Indebtedness of the Company and (B) each Wholly Owned Subsidiary of any Credit Party shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Company.
(b) [Reserved];
(c) [Reserved]
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(d) to take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation; and
(e) deliver to the Subordinated Notes Agent legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Subordinated Notes Agent.
Section 7.11 [Reserved]
Section 7.12 License Subsidiaries. All Radio Station Licenses and FCC Licenses currently held by a License Subsidiary or acquired after the date hereof through a Permitted Acquisition or otherwise shall be held by one or more License Subsidiaries (and any License Subsidiary may own more than one Radio Station License or FCC License). Company shall cause each License Subsidiary to (a) observe all customary corporate, company or partnership formalities regarding its legal existence, (b) not commingle its properties with those of its Affiliates or any other Person, (c) accurately maintain its own bank accounts and separate books and records in accordance with GAAP, (d) pay its own liabilities from its own separate assets, (e) not make loans to or assume or guaranty the obligations of any Person (other than pursuant to the Guaranties) and (f) otherwise be operated in such a manner that the separate legal existence of such License Subsidiary will not be disregarded in any insolvency or other legal proceeding.
Section 7.13 Radio Station Licenses and FCC Licenses. Company and each of its Subsidiaries shall at all times maintain the Radio Station Licenses and FCC Licenses and all other licenses, Permits, permissions and other authorizations used or necessary to operate the Radio Stations or Business as operated from time to time by the Company and its Subsidiaries.
ARTICLE 8
NEGATIVE COVENANTS
Each of Holdings and the Company (and, to the extent set forth in any other Subordinated Notes Document, each other Credit Party) agrees with the Noteholders and the Subordinated Notes Agent to each of the following, as long as any Obligation remains outstanding (other than contingent indemnification obligations for claims not yet asserted):
Section 8.1 Indebtedness. No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:
(a) the Obligations;
(b) Indebtedness existing on the date hereof and set forth on Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);
(c) Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member (other than Holdings) to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $1,000,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(d) intercompany loans owing to any Group Member and constituting Permitted Investments of such Group Member;
(e) obligations under Hedging Agreements for the Senior Debt which are rate cap agreements for a maximum notional amount of 50% of the Senior Debt and having maturity dates not later than the Maturity Date;
(f) Guaranty Obligations of any Group Member with respect to Indebtedness of any Group Member other than Holdings (other than Indebtedness permitted hereunder in reliance upon clause (b) or (c) above, for which Guaranty Obligations may be permitted to the extent set forth in such clauses);
(g) Senior Debt and Permitted Refinancings thereof;
(h) Indebtedness that is acquired in a Permitted Acquisition; provided, that such Indebtedness existed at the time such Permitted Acquisition is consummated and is not created in contemplation of or in connection with such Permitted Acquisition, and Permitted Refinancings thereof; and provided further that the aggregate principal amount of Indebtedness permitted under this Section 8.1(h) shall not exceed $2,000,000 at any one time outstanding;
(i) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price or similar obligation of the applicable Credit Party incurred in connection with the consummation of a Permitted Acquisition; and
(j) any unsecured Indebtedness of any Group Member; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $500,000 at any time.
Section 8.2 Liens. No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:
(a) Liens created pursuant to any Senior Loan Document;
(b) Customary Permitted Liens of Group Members;
(c) Liens existing on the date hereof and set forth on Schedule 8.2;
(d) Liens on the property of the Company or any of its Subsidiaries securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements, repairs, additions, attachments, accessions and accessions thereto and replacements and substitutions therefor financed, whether directly or through a Permitted Refinancing, by such Indebtedness; and
(e) Liens on the property of the Company or any of its Subsidiaries securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clauses (a), (c) or (d) above or this clause (e) without any change in the property subject to such Liens.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 8.3 Investments. No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:
(a) Investments existing on the date hereof and set forth on Schedule 8.3;
(b) Investments in cash and Cash Equivalents;
(c) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Company) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit or owing to any Group Member as a result of insolvency proceedings involving an account debtor or upon foreclosure or enforcement of any Lien in favor of a Group Member;
(d) Investments made as part of a Permitted Acquisition;
(e) Investments by (i) any Credit Party (other than Holdings), in any other Credit Party (other than Holdings) and (ii) any Group Member that is not a Credit Party in any Group Member (other than Holdings) or in any joint venture provided that any Investment consisting of loans or advances to any Credit Party pursuant to clause (ii) above, shall be subordinated in full to the payment of the Obligations of such Credit Party on terms and conditions satisfactory to the Subordinated Notes Agent);
(f) loans or advances to employees of the Company or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $100,000 at any time;
(g) Investments by the applicable Group Members in the assets of the Trust pursuant to and in accordance with the terms of the Plan and the Independent Trust Agreement;
(h) Investments in the form of advances or prepayments to suppliers or other vendors made in the ordinary course of business consistent with the Company’s and its Subsidiaries’ prior customary business practices;
(i) Investments required, if any, pursuant to the terms of the Divestiture Trust Agreement; and
(j) any other Investment by the Company or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $1,000,000 at any time.
Section 8.4 Asset Sales. No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:
(a) In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Company, (i) Sales of Cash Equivalents, inventory or property that has become obsolete or worn out and (ii) non-exclusive licenses of Intellectual Property;
(b) a true lease or sublease of real property not constituting Indebtedness and not entered into as part of a Sale Leaseback Transaction;
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member (other than Holdings) to any other Group Member (other than Holdings) to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member (other than Holdings) permitted pursuant to Section 8.5 and (iii) any distribution by Holdings of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5;
(d) (i) any Sale or issuance by Holdings of its own Stock to Parent, (ii) any Sale or issuance by the Company of its own Stock to Holdings, (iii) any Sale or issuance by any Subsidiary of the Company of its own Stock to any Group Member (other than Holdings), provided, however, that the proportion of such Stock and of each class of such Stock (both on an outstanding and fully-diluted basis) held by the Credit Parties (other than Holdings), taken as a whole, does not change as a result of such Sale or issuance and (iv) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Company, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings;
(e) transfer of the Radio Station Licenses, FCC Licenses and PUC Certificates to a License Subsidiary pursuant to Section 7.12;
(f) pursuant to the terms of the Independent Trust Agreement, the assignment of the Trust Assets (as defined in the Independent Trust Agreement) to the independent trust and any Sale, assignment or transfer of such Trust Assets out of such independent trust to any qualified third party or to the divestiture trust pursuant to the terms of the Independent Trust Agreement;
(g) pursuant to the terms of the Divestiture Trust Agreement, the assignment of the Station Assets (as defined in the Divestiture Trust Agreement) to such divestiture trust, and any sale, assignment or transfer of such Station Assets out of the divestiture trust to any qualified third party; and
(h) as long as no Default is continuing or would result therefrom, (i) Radio Swap Transactions and (ii) any other Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock by, any Group Member (other than Holdings) for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received for all Sales pursuant to clause (ii) shall not exceed $10,000,000.
Section 8.5 Restricted Payments. No Group Member shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:
(a) (i) Restricted Payments (A) by any Group Member that is a Credit Party to any Credit Party and (B) by any Group Member that is not a Credit Party to any Group Member and (ii) dividends and distributions by any Subsidiary of the Company that is not a Credit Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;
(b) dividends and distributions declared and paid on the common Stock of any Group Member ratably to the holders of such common Stock and payable only in common Stock of such Group Member; and
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) cash dividends on the Stock of Holdings to Parent paid and declared solely for the purpose of funding the following:
(i) without duplication payments by Parent in respect of taxes owing by Parent in respect of the Group Members, payments by Parent in respect of premiums for director and officer liability insurance to the extent attributable and allocable to Holdings and its Subsidiaries and not to any other Subsidiaries of Parent, and payments by Parent in respect of indemnity payments permitted hereunder, relating to claims directly attributable to Holdings and its Subsidiaries and not to any other Subsidiaries of Parent but only to the extent not covered by insurance;
(ii) ordinary operating expenses of Parent; provided, however, that the amount of such cash dividends paid in any Fiscal Year shall not exceed $750,000 in the aggregate; and
(iii) the redemption, purchase or other acquisition or retirement for value by Parent of its common Stock (or Stock Equivalents with respect to its common Stock) (A) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability or termination of employment of such employee, director or officer; provided, however, that the amount of such cash dividends, distributions or other cash payments paid in any Fiscal Year shall not exceed $500,000 in the aggregate or (B) from any other Person; provided, however, that the amount of such cash dividends, distributions or other cash payments paid in any Fiscal Year in reliance upon this clause (B) shall not exceed $500,000 in the aggregate;
provided, however, that no action that would otherwise be permitted hereunder in reliance upon this clause (c)(iii) shall be permitted if (A) a Default is then continuing or would result therefrom or (B) such action is otherwise prohibited under any Subordinated Notes Document or under the terms of any Indebtedness (other than the Obligations) of any Group Member.
Section 8.6 Prepayment of Indebtedness. No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that each Group Member may, to the extent otherwise permitted by the Subordinated Notes Documents, do each of the following:
(a) (i) prepay the Obligations and (ii) consummate a Permitted Refinancing;
(b) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) (i) in the case of any Group Member that is not a Credit Party, any Indebtedness owing by such Group Member to any other Group Member (other than Holdings) and (ii) otherwise, any Indebtedness owing to any Credit Party (other than Holdings);
(c) prepay the Senior Debt; and
(d) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness (other than Indebtedness owing to any Affiliate of the Company) but only, in the case of Subordinated Debt hereunder, to the extent permitted by the subordination provisions thereof, including, without limitation, the terms of the Subordination Agreement.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 8.7 Fundamental Changes. No Group Member shall (a) merge, consolidate or amalgamate with any Person, (b) create any new Subsidiary or acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire any brand or all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following: (x) to consummate any Permitted Acquisition, (y) the merger, consolidation or amalgamation of any Subsidiary of the Company into any Credit Party (other than Holdings) and (z) the merger, consolidation or amalgamation of any Group Member (other than Holdings) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Company, the Company shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Credit Party, a Credit Party shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the Subordinated Notes Agent on the Stock or property of such Credit Party shall have been made.
Section 8.8 Change in Nature of Business (a) No Group Member (other than Holdings) shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) other than the Business.
(b) Holdings shall not engage in any business, operations or activity, or hold any property, other than (i) holding Stock and Stock Equivalents of the Company and Regent Broadcasting Management, LLC (ii) issuing, selling and redeeming its own Stock, (ii) paying taxes, (iii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iv) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents, (v) receiving, and holding proceeds of, Restricted Payments from the Company, and its Subsidiaries and distributing the proceeds thereof to the extent permitted in Section 8.5,(vi) as necessary to consummate any Permitted Acquisition, (vii) as disclosed on Schedule 4.4(b) and (viii) immaterial liabilities or Contractual Obligations not covered in clauses (i)-(vii) above, in an amount not to exceed $250,000, individually or in the aggregate.
Section 8.9 Transactions with Affiliates. No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Company that is not a Credit Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Company, (b) Restricted Payments, the proceeds of which, if received by Parent, are used as required by Section 8.5, (c) reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member other than directors who are Affiliates of Oaktree, and customary indemnification of officers and directors of any Group Member and (d) Investments permitted by Section 8.3(g) or (i), transactions permitted by Section 8.4(e), (f) or (g), and (e) the Related Transactions and the other transactions specifically set forth in the Plan.
Section 8.10 Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Company to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member (other than Holdings) or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Subordinated Notes Documents and (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 8.11 Modification of Certain Documents. No Group Member shall do any of the following:
(a) waive or otherwise modify any term of any Related Document (other than any Senior Loan Document or the terms of any Senior Debt) or any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications and waivers that (i) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity) as certificated and (ii) do not materially adversely affect the rights and privileges of any Group Member and do not materially adversely affect the interests of any Noteholder under the Subordinated Notes Documents; and
(b) waive or otherwise modify any term of any Senior Debt or any term of any Senior Loan Document except for those modifications and waivers not prohibited by the terms of the Subordination Agreement.
Section 8.12 Accounting Changes; Fiscal Year. No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.
Section 8.13 Margin Regulations. No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.
Section 8.14 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that would reasonably be expected to result in the imposition of a Lien on the assets of a Group Member with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would reasonably be expected, in the case of clauses (a) and (b), in the aggregate, have a Material Adverse Effect.
Section 8.15 Hazardous Materials. No Group Member shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.
Section 8.16 Local Marketing Agreements. Without the prior written consent of the Requisite Noteholders, no Credit Party shall enter into any LMA under which any television or radio station owned or operated by one or more of the Credit Parties is the brokered station (i.e., the station whose time is sold or the station which receives, rather than provides, programming, management, technical or other services under such LMA).  Such written consent shall not be required for a Credit Party to enter into an LMA with an Affiliate of such Credit Party in compliance with Section 8.9 or under which such Credit Party acts as the broker, provides programming, sells time on or provides management, technical or other services to a radio station not owned by any Credit Party, including LMAs with the Trust pending grant and consummation of the FCC Long-Form Applications.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 8.17 License Subsidiaries. No License Subsidiary shall (a) engage in any business (other than (i) the holding of the Radio Station Licenses, the FCC Licenses and the PUC Certificates, (ii) actions required to maintain such Radio Station License, FCC License and PUC Certificate in full force and effect, and (iii) actions required to maintain its separate corporate, company, partnership or other legal existence or to perform its obligations under any of the Subordinated Notes Documents to which it is a party), (b) own any assets (other than Radio Station Licenses, FCC Licenses and PUC Certificate), (c) create or permit to exist any Liens on any of its assets except Liens granted in favor of the administrative agent under the Senior Credit Agreement for the benefit of the Lenders, or (d) incur any obligations or incur any other Indebtedness or Guaranteed Indebtedness (other than the Obligations). No Credit Party, other than a License Subsidiary, shall hold any Radio Station License, FCC License or PUC Certificate material to the operation of the Business except to the extent so held by such Credit Party on the Closing Date.
Section 8.18 Communication Authorizations. No Credit Party shall operate its businesses other than in accordance with the Communications Laws and the terms and conditions of the Radio Station Licenses, FCC Licenses, the PUC Certificates and other Permits under the Communications Laws. No Credit Party shall fail to file any report or application or pay any regulatory, filing or franchise fee pertaining to the Business which is required to be filed with or paid to the FCC or PUC. No Credit Party shall take any action that would or could cause the FCC or PUC to institute any proceedings for the cancellation, revocation, non-renewal, short-term renewal or adverse modification of any of the FCC Licenses, Radio Station Licenses, and other Permits under the Communications Laws or take or permit to be taken any other action within its control that would or could result in material non-compliance with the requirements of the Communications Laws.
ARTICLE 9
EVENTS OF DEFAULT
Section 9.1 Definition. Each of the following shall be an Event of Default:
(a) the Company shall fail to pay (i) any principal of any Subordinated Note (including Capitalized Interest) when the same becomes due and payable (ii) any interest on any Subordinated Note, any fee under any Subordinated Notes Document or any other Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of five (5) Business Days after the due date therefor; or
(b) any representation, warranty or certification made or deemed made by or on behalf of any Credit Party in any Subordinated Notes Document or by or on behalf of any Credit Party (or any Responsible Officer thereof) in connection with any Subordinated Notes Document (including in any document delivered in connection with any Subordinated Notes Document) shall prove to have been incorrect in any material respect when made or deemed made; or
(c) any Credit Party shall fail to comply with (i) any provision of Section 6.1 (Financial Statements), 6.2(a)(i) (Other Events), 7.1 (Maintenance of Corporate Existence) or Article 8 (Negative Covenants) or (ii) any other provision of any Subordinated Notes Document if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Company becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Company by the Subordinated Notes Agent or the Required Noteholders; or
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(d) (i) any Group Member shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any Group Member (other than the Obligations and the Senior Debt) and, in each case, such failure relates to Indebtedness having a principal amount of $750,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness (other than the Obligations and the Senior Debt), if the effect of such event or condition is to accelerate, or (except solely as a result of a default under the Senior Debt) to permit the acceleration of, the maturity of such Indebtedness, (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof or (iv) there shall occur a payment default under the Senior Loan Documents or there shall occur any other default under the Senior Loan Documents, if the effect of such default is to accelerate the maturity of the Indebtedness thereunder; or
(e) (i) any Group Member shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Group Member shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or
(f) one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $750,000 or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or
(g) except pursuant to a valid, binding and enforceable termination or release permitted under the Subordinated Notes Documents and executed by the Subordinated Notes Agent or as otherwise expressly permitted under any Subordinated Notes Document, (i) any provision of any Subordinated Notes Document shall, at any time after the delivery of such Subordinated Notes Document, fail to be valid and binding on, or enforceable against, any Credit Party party thereto or (ii) any subordination provision set forth in any Subordinated Notes Document, including the Subordination Agreement, shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, the Subordinate Notes Agent or any Noteholder (or the Subordinated Notes Agent or any such Noteholder shall so state in writing), or any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred; or
(h) there shall occur any Change of Control; or
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(i) the FCC Long Form Applications are denied by the FCC by Final Order, the FCC Long Form Applications have not been granted by the FCC by March 1, 2011 or the FCC Long Form Applications have been granted with conditions which would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, a “Final Order” shall be deemed to have occurred on the date upon which the FCC shall have issued its denial to the FCC Long Form Applications, which denial as of the date thereof shall not have been reversed, stayed, enjoined or set aside and with respect to which no timely request for stay, reconsideration, review, rehearing or notice of appeal or determination to reconsider or review shall be pending, and as to which the time for filing any such request, petition, or notice of appeal or for review by the FCC, and for any reconsideration, stay or setting aside by the FCC on its own motion or initiative, shall have expired.
Section 9.2 Remedies. During the continuance of any Event of Default, the Subordinated Notes Agent may, and, at the request of the Required Noteholders, shall, in each case by notice to the Company and in addition to any other right or remedy provided under any Subordinated Notes Document or by any applicable Requirement of Law, do each of the following: declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by Holdings and the Company (and, to the extent provided in any other Subordinated Notes Document, other Credit Parties); provided, however, that, effective immediately upon the occurrence of the Events of Default specified in Section 9.1(e)(ii), each Obligation (including in each case any accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by Holdings and the Company (and, to the extent provided in any other Subordinated Notes Document, any other Credit Party).
Section 9.3 Governmental Approvals. Notwithstanding anything to the contrary contained herein or in any other Subordinated Notes Document, any action taken or proposed to be taken hereunder that would affect the operational, voting, or other control of any Credit Party or affect the ownership of the Radio Station Licenses or FCC Licenses shall be pursuant to the Communications Laws and, if and to the extent required thereby, subject to the prior consent of the FCC and any other applicable Governmental Authority. Notwithstanding anything to the contrary contained herein, the Subordinated Notes Agent and the Noteholders shall not take any action pursuant hereto that would constitute or result in any assignment of the Radio Station Licenses or transfer of control of any Credit Party if such assignment or transfer of control would require, under then existing law (including the Communications Laws), the prior approval of the FCC, without first obtaining such approval of the FCC and notifying the FCC of the consummation of such assignment or transfer of control (to the extent required to do so). Each Credit Party agrees to take any lawful action which the Subordinated Notes Agent may request in order to obtain and enjoy the full rights and benefits granted to the Subordinated Notes Agent and Noteholders by this Agreement, including specifically, after the occurrence and during the continuance of an Event of Default, the use of such Credit Party’s best efforts to assist in obtaining any approval of the FCC and any other Governmental Authority that is then required under the Communications Laws or under any other law for any action or transaction contemplated by this Agreement. Such efforts shall include, without limitation, sharing with the Subordinated Notes Agent any FCC registration numbers, account numbers and passwords for the FCC’s CDBS or COALS Systems and preparing, certifying and filing (or causing to be prepared, certified and filed) with the FCC any portion of any application or applications for consent to the assignment of the Radio Station Licenses or FCC Licenses or transfer of control of any Credit Party required to be filed under the Communications Laws for approval of any sale or transfer of the Radio Station Licenses or FCC Licenses.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

ARTICLE 10
THE SUBORDINATED NOTES AGENT
Section 10.1 Appointment and Duties (a) Appointment of Subordinated Notes Agent. Each Noteholder hereby appoints GE Capital (together with any successor Subordinated Notes Agent pursuant to Section 10.9) as the Subordinated Notes Agent hereunder and authorizes the Subordinated Notes Agent to (i) execute and deliver the Subordinated Notes Documents (including, without limitation the Subordination Agreement) and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Subordinated Notes Agent under such Subordinated Notes Documents and (iii) exercise such powers as are reasonably incidental thereto.
(b) Duties as Disbursing Agent. Without limiting the generality of clause (a) above, the Subordinated Notes Agent shall have the sole and exclusive right and authority (to the exclusion of the Noteholders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Noteholders with respect to all payments and collections arising in connection with the Subordinated Notes Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Subordinated Notes Document to any Noteholder is hereby authorized to make such payment to the Subordinated Notes Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Noteholders with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Noteholder) and (iii) execute any amendment, consent or waiver under the Subordinated Notes Documents on behalf of any Noteholder that has consented in writing to such amendment, consent or waiver.
(c) Limited Duties. Under the Subordinated Notes Documents, the Subordinated Notes Agent (i) is acting solely on behalf of the Noteholders (except to the limited extent provided in Section 2.10(b) with respect to the Register and in Section 10.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Subordinated Notes Agent”, the terms “agent” and “subordinated notes agent” and similar terms in any Subordinated Notes Document to refer to the Subordinated Notes Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Subordinated Notes Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Noteholder or any other Credit Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Subordinated Notes Document, and each Noteholder hereby waives and agrees not to assert any claim against the Subordinated Notes Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.
Section 10.2 Binding Effect. Each Noteholder agrees that (a) any action taken by the Subordinated Notes Agent or the Required Noteholders (or, if expressly required hereby, a greater proportion of the Noteholders) in accordance with the provisions of the Subordinated Notes Documents, (b) any action taken by the Subordinated Notes Agent in reliance upon the instructions of Required Noteholders (or, where so required, such greater proportion) and (c) the exercise by the Subordinated Notes Agent or the Required Noteholders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Noteholders.
Section 10.3 Use of Discretion (a) No Action without Instructions. The Subordinated Notes Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Subordinated Notes Document or (ii) pursuant to instructions from the Required Noteholders (or, where expressly required by the terms of this Agreement, a greater proportion of the Noteholders).
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Subordinated Notes Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Subordinated Notes Agent receives an indemnification satisfactory to it from the Noteholders (or, to the extent applicable and acceptable to the Subordinated Notes Agent, any other Noteholder) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Subordinated Notes Agent or any Related Person thereof or (ii) that is, in the opinion of the Subordinated Notes Agent or its counsel, contrary to any Subordinated Notes Document or applicable Requirement of Law.
Section 10.4 Delegation of Rights and Duties. The Subordinated Notes Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Subordinated Notes Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Noteholder). Any such Person shall benefit from this Article 10 to the extent provided by the Subordinated Notes Agent.
Section 10.5 Reliance and Liability (a) The Subordinated Notes Agent may, without incurring any liability hereunder, (i) treat the payee of any Subordinated Note as its holder until such Subordinated Note has been assigned in accordance with Section 11.2(d), (ii) rely on the Register to the extent set forth in Section 2.10, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
(b) None of the Subordinated Notes Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Subordinated Notes Document, and each Noteholder, Holdings and the Company hereby waive and shall not assert (and each of Holdings and the Company shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Subordinated Notes Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Subordinated Notes Agent:
(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Noteholders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Subordinated Notes Agent, when acting on behalf of the Subordinated Notes Agent);
(ii) [Reserved]
(iii) makes no warranty or representation, and shall not be responsible, to any Noteholder for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Credit Party in connection with any Subordinated Notes Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Subordinated Notes Document to be transmitted to the Noteholders) omitted to be transmitted by the Subordinated Notes Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Subordinated Notes Agent in connection with the Subordinated Notes Documents; and
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Subordinated Notes Document, whether any condition set forth in any Subordinated Notes Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Company or any Noteholder describing such Default or Event of Default clearly labeled “notice of default” (in which case the Subordinated Notes Agent shall promptly give notice of such receipt to all Noteholders);
and, for each of the items set forth in clauses (i) through (iv) above, each Noteholder, Holdings and the Company hereby waives and agrees not to assert (and each of Holdings and the Company shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against the Subordinated Notes Agent based thereon.
Section 10.6 Subordinated Notes Agent Individually. The Subordinated Notes Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Subordinated Notes Agent and may receive separate fees and other payments therefor. Specifically, and without limitation, the Noteholders hereby acknowledge and consent to GE Capital acting as Administrative Agent under (and as such term is defined in) the Senior Loan Documents. Except as may be specifically required under the Subordination Agreement, the Subordinated Notes Agent is not under any obligation to disclose any information it or its Affiliates may obtain in its capacity as Administrative Agent under (and as such term is defined in) the Senior Loan Documents or as a holder of any Senior Debt.  Each Noteholder hereby waives and releases, to the fullest extent permitted by law, any claims such Noteholder has, or may have, against GE Capital or its Affiliates with respect to (i) any breach or alleged breach of fiduciary or other duty, or (ii) any conflict of interest arising from such activities.  To the extent the Subordinated Notes Agent or any of its Affiliates becomes a Noteholder hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Noteholder and the terms “Noteholder”, “Required Noteholder”, and any similar terms shall, except where otherwise expressly provided in any Subordinated Notes Document, include, without limitation, the Subordinated Notes Agent or such Affiliate, as the case may be, in its individual capacity as Noteholder, or as one of the Required Noteholders respectively.
Section 10.7 Noteholder Credit Decision. Each Noteholder acknowledges that it shall, independently and without reliance upon the Subordinated Notes Agent, any Noteholder or any of their Related Persons or upon any document solely or in part because such document was transmitted by the Subordinated Notes Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Subordinated Notes Document or with respect to any transaction contemplated in any Subordinated Notes Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Subordinated Notes Document to be transmitted by the Subordinated Notes Agent to the Noteholders, the Subordinated Notes Agent shall not have any duty or responsibility to provide any Noteholder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of the Subordinated Notes Agent or any of its Related Persons.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 10.8 Expenses; Indemnities (a) Each Noteholder agrees to reimburse the Subordinated Notes Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand for such Noteholder’s Pro Rata Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by the Subordinated Notes Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Subordinated Notes Document.
(b) Each Noteholder further agrees to indemnify the Subordinated Notes Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), from and against such Noteholder’s aggregate Pro Rata Share of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Noteholder) that may be imposed on, incurred by or asserted against the Subordinated Notes Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Subordinated Notes Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Subordinated Notes Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Noteholder shall be liable to the Subordinated Notes Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Subordinated Notes Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
Section 10.9 Resignation of Subordinated Notes Agent (a) The Subordinated Notes Agent may resign at any time by delivering notice of such resignation to the Noteholders and the Company, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective. If the Subordinated Notes Agent delivers any such notice, the Required Noteholders shall have the right to appoint a successor Subordinated Notes Agent. If, within 30 days after the retiring Subordinated Notes Agent having given notice of resignation, no successor Subordinated Notes Agent has been appointed by the Required Noteholders that has accepted such appointment, then the retiring Subordinated Notes Agent may, on behalf of the Noteholders, appoint a successor Subordinated Notes Agent from among the Noteholders. Each appointment under this clause (a) shall be subject to the prior consent of the Company, which may not be unreasonably withheld but shall not be required during the continuance of a Default.
(b) Effective immediately upon its resignation, (i) the retiring Subordinated Notes Agent shall be discharged from its duties and obligations under the Subordinated Notes Documents, (ii) the Noteholders shall assume and perform all of the duties of the Subordinated Notes Agent until a successor Subordinated Notes Agent shall have accepted a valid appointment hereunder, (iii) the retiring Subordinated Notes Agent and its Related Persons shall no longer have the benefit of any provision of any Subordinated Notes Document other than with respect to any actions taken or omitted to be taken while such retiring Subordinated Notes Agent was, or because such Subordinated Notes Agent had been, validly acting as Subordinated Notes Agent under the Subordinated Notes Documents and (iv) subject to its rights under Section 10.3, the retiring Subordinated Notes Agent shall take such action as may be reasonably necessary to assign to the successor Subordinated Notes Agent its rights as Subordinated Notes Agent under the Subordinated Notes Documents. The Company shall pay a customary annual administrative agent fee to any successor agent which amount shall be reasonably acceptable to the Company and such successor agent. Effective immediately upon its acceptance of a valid appointment as Subordinated Notes Agent, a successor Subordinated Notes Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Subordinated Notes Agent under the Subordinated Notes Documents.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 10.10 Release of Guarantors. Each Noteholder hereby consents to the release and hereby directs the Subordinated Notes Agent to release any Subsidiary of the Company from its guaranty of any Obligation of any Credit Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Subordinated Notes Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10.
Each Noteholder hereby directs the Subordinated Notes Agent, and the Subordinated Notes Agent hereby agrees, upon receipt of reasonable advance notice from the Company, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties when and as directed in this Section 10.10.
ARTICLE 11
MISCELLANEOUS
Section 11.1 Amendments, Waivers, Etc (a) No amendment or waiver of any provision of any Subordinated Notes Document (other than the Fee Letter) and no consent to any departure by any Credit Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Noteholders or extending an existing Lien over additional property, by the Subordinated Notes Agent and the Company, (2) in the case of any other waiver or consent, by the Required Noteholders (or by the Subordinated Notes Agent with the consent of the Required Noteholders) and (3) in the case of any other amendment, by the Required Noteholders (or by the Subordinated Notes Agent with the consent of the Required Noteholders) and the Company; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Noteholder directly affected thereby (or by the Subordinated Notes Agent with the consent of such Noteholder), in addition to any other Person the signature of which is otherwise required pursuant to any Subordinated Notes Document, do any of the following:
(i) [reserved];
(ii) subject such Noteholder to any increase in funding obligations;
(iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Company to repay (whether or not on a fixed date), any outstanding Subordinated Note owing to such Noteholder or (B) any fee or accrued interest payable to such Noteholder; provided, however, that this clause (iii) does not apply to any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase;
(iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Subordinated Note or fee owing to such Noteholder; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.4, or to the application of any payment, including as set forth in Section 2.4;
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(v) except as provided in Section 10.10, release any Guarantor from its guaranty of any Obligation of the Company, or subordinate the Obligations to any other Indebtedness (other than a subordination of the Obligations pursuant to a financing provided pursuant to Section 364 of Title 11 of the United States Code entitled “Bankruptcy”);
(vi) reduce or increase the proportion of Noteholders required for the Noteholders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Noteholders”, “Pro Rata Share” or “Pro Rata Outstandings”; or
(vii) amend Section 2.8(c)(B) (Application of Payments During an Event of Default), Section 10.10 (Release of Guarantor), Section 11.9 (Sharing of Payments) or this Section 11.1;
and provided, further, that (x) no amendment, waiver or consent shall affect the rights or duties under any Subordinated Notes Document of, or any payment to, the Subordinated Notes Agent (or otherwise modify any provision of Article 10 or the application thereof), or any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by the Subordinated Notes Agent or, as the case may be, such SPV in addition to any signature otherwise required and (y) the consent of the Company shall not be required to change any order of priority set forth in Section 2.8.
(b) Each waiver or consent under any Subordinated Notes Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party shall entitle any Credit Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Section 11.2 Assignments and Participations; Binding Effect (a) Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Company and the Subordinated Notes Agent and when the Subordinated Notes Agent shall have been notified by each Noteholder that such Noteholder has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Company (in each case except for Article 10), the Subordinated Notes Agent, each Noteholder and, to the extent provided in Section 10.11, and each other Indemnitee, and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Subordinated Notes Document (including in Section 10.9), none of Holdings, the Company, or the Subordinated Notes Agent shall have the right to assign any rights or obligations hereunder or any interest herein.
(b) Right to Assign. Subject to Section 2.7 of the Subordination Agreement, each Noteholder may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its rights and obligations with respect to the Subordinated Notes) to (i) any existing Noteholder, (ii) any Affiliate or Approved Fund of any existing Noteholder or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Subordinated Notes Agent and, as long as no Event of Default is continuing, the Company; provided, however, that (A) such Sales must be ratable among the obligations owing to and owed by such Noteholder with respect to the Subordinated Notes and (B) the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Subordinated Notes subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Noteholder or an Affiliate or Approved Fund of any existing Noteholder, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest or is made with the prior consent of the Company and the Subordinated Notes Agent.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Subordinated Notes Agent an Assignment via an electronic settlement system designated by the Subordinated Notes Agent (or if previously agreed with the Subordinated Notes Agent, via a manual execution and delivery of the assignment) evidencing such Sale, together with any existing Subordinated Note subject to such Sale (or any affidavit of loss therefor acceptable to the Subordinated Notes Agent), any tax forms required to be delivered pursuant to Section 2.13(f) and payment of an assignment fee in the amount of $3,500; provided that (i) if a Sale by a Noteholder is made to an Affiliate or an Approved Fund of such assigning Noteholder, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Noteholder is made to an assignee that is not an Affiliate or Approved Fund of such assignor Noteholder, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Subordinated Notes Agent (and the Company, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Subordinated Notes Agent shall record or cause to be recorded in the Register the information contained in such Assignment.
(d) Effectiveness. Subject to the recording of an Assignment by the Subordinated Notes Agent in the Register pursuant to Section 2.10(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Subordinated Notes Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Noteholder, (ii) any applicable Subordinated Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Subordinated Notes Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Noteholder’s rights and obligations under the Subordinated Notes Documents, such Noteholder shall cease to be a party hereto except that each Noteholder agrees to remain bound by Article 10, Section 11.8 and Section 11.9.
(e) Grant of Security Interests. In addition to the other rights provided in this Section 11.2, each Noteholder may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Subordinated Notes), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Subordinated Notes Agent or (ii) any holder of, or trustee for the benefit of the holders of, such Noteholder’s Securities by notice to the Subordinated Notes Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Noteholder hereunder and no such Noteholder shall be relieved of any of its obligations hereunder.
(f) Participants and SPVs. In addition to the other rights provided in this Section 11.2, each Noteholder may, (i) with notice to the Subordinated Notes Agent, such SPV may assign to such Noteholder the right to receive payment with respect to any Obligation and (ii) without notice to or consent from the Subordinated Notes Agent or the Company, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Subordinated Notes Documents (including all its rights and obligations with respect to the Subordinated Notes); provided, however, that, whether as a result of any term of any Subordinated Notes Document or of such grant or participation, (A) no such SPV or participant, except as provided in the applicable option agreement, shall be liable for any obligation of such Noteholder hereunder, (B) such Noteholder’s rights and
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

obligations, and the rights and obligations of the Credit Parties and the Credit Parties towards such Noteholder, under any Subordinated Notes Document shall remain unchanged and each other party hereto shall continue to deal solely with such Noteholder, which shall remain the holder of the Obligations in the Register, except that (x) each such participant and SPV shall be entitled to the benefit of Sections 2.12 and 2.13, but only to the extent such participant or SPV delivers the tax forms such Noteholder is required to collect pursuant to Section 2.13(f) and then only to the extent of any amount to which such Noteholder would be entitled in the absence of any such grant or participation and (y) each such SPV may receive other payments that would otherwise be made to such Noteholder with respect to Subordinated Notes funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Subordinated Notes Agent by such SPV and such Noteholder, provided, however, that in no case (including pursuant to clause (x) or (y) above) shall an SPV or participant have the right to enforce any of the terms of any Subordinated Notes Document, and (c) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Noteholder’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Subordinated Notes Document or to exercise or refrain from exercising any powers or rights such Noteholder may have under or in respect of the Subordinated Notes Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v). No party hereto shall institute (and each of the Company and Holdings shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Noteholder having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the payment in full of the Obligations.
Section 11.3 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Subordinated Notes Document, even if required under any Subordinated Notes Document or at the request of any Noteholder, shall be at the expense of such Credit Party, and no Noteholder shall be required under any Subordinated Notes Document to reimburse any Credit Party or Group Member therefor except as expressly provided therein. In addition, the Company agrees to pay or reimburse, within 10 days after receipt of a written invoice therefore, (a) the Subordinated Notes Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Subordinated Notes Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to the Subordinated Notes Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Subordinated Notes by the Subordinated Notes Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) the Subordinated Notes Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews and field examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Subordinated Notes Agent for its examiners); provided that, unless Event of Default has occurred, the Company shall only be required to reimburse the Subordinated Notes Agent for two such examinations in any calendar year and (c) each of the Subordinated Notes Agent and the Noteholders and their Related Persons for all costs and expenses incurred in connection
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Subordinated Notes Document, any Obligation, or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Subordinated Notes Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel); provided, that the Company shall only be responsible for the reimbursement of one counsel for the Subordinated Notes Agent and its Related Persons and one counsel for the Noteholders and their Related Persons as a group unless there is an actual conflict among such group members (as reasonably determined by such Person) and then the Company shall be responsible for the additional reimbursement of counsel for such conflicted group member.
Section 11.4 Indemnities (a) The Company agrees to indemnify, hold harmless and defend the Subordinated Notes Agent, each Noteholder, and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of any action, investigation, proceeding or other claim arising from or related to (i) any Subordinated Notes Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Subordinated Note, any Related Transaction, or any securities filing of, or with respect to, any Group Member, (ii) Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Company shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of Holdings and the Company waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.
(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Noteholder or following any Noteholder having become the successor-in-interest to any Credit Party and (ii) are attributable primarily to acts of such Indemnitee.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 11.5 Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Subordinated Notes Document (including pursuant to Section 2.13, Section 2.12, Article 10), Section 11.3, Section 11.4 or this Section 11.5) and all representations and warranties made in any Subordinated Notes Document shall (i) survive the payment in full of other Obligations and (ii) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.
Section 11.6 Limitation of Liability for Certain Damages. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of Holdings and the Company hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 11.7 Noteholder-Creditor Relationship. The relationship between the Noteholders and the Subordinated Notes Agent, on the one hand, and the Credit Parties, on the other hand, is solely that of lender and creditor. No Credit Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Credit Parties and the Credit Parties by virtue of, any Subordinated Notes Document or any transaction contemplated therein.
Section 11.8 Right of Setoff. Each of the Subordinated Notes Agent, each Noteholder and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Holdings and the Company), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Subordinated Notes Agent, such Noteholder or any of their respective Affiliates to or for the credit or the account of Holdings or the Company against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Subordinated Notes Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Subordinated Notes Agent and each Noteholder agrees promptly to notify the Company and the Subordinated Notes Agent after any such setoff and application made by such Noteholder or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Subordinated Notes Agent, the Noteholders and their Affiliates and other Credit Parties may have.
Section 11.9 Sharing of Payments, Etc. If any Noteholder, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff) other than pursuant to Sections 2.12, 2.13 and 2.14) and such payment exceeds the amount such Noteholder would have been entitled to receive if all payments had gone to, and been distributed by, the Subordinated Notes Agent in accordance with the provisions of the Subordinated Notes Documents, such Noteholder shall purchase for cash from other Noteholders such participations in their Obligations as necessary for such Noteholder to share such excess payment with such Noteholders to ensure such payment is applied as though it had been received by the Subordinated Notes Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Company, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Noteholder in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Noteholder without interest and (b) such Noteholder shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Noteholder were the direct creditor of the Company in the amount of such participation.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 11.10 [Reserved]
Section 11.11 Notices (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to Holdings or the Company, to Regent Broadcasting, LLC, 100 East River Center Boulevard, 9th Floor Covington, KY 41011, Attention: Anthony Vasconcellos/Bob Allen, Tel: 859-814-0105/859-814-0125, Fax: 859-814-0136/859-814-0136, with copy to Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, CA 90071, Attention: Samantha Good, Fax: 213-808-8104, (B) if to the Subordinated Notes Agent, to General Electric Capital Corporation, 2325 Lakeview Parkway, Suite 700, Alpharetta, Georgia 30004, Attention: Tom Mangum, Tel: 678-624-7992, Fax: 678-624-7903, with copy to Finn Dixon & Herling LLP, Attention: Christopher H. Craig, Esq., Tel: 203-325-5013, Fax: 203-325-5001 and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Subordinated Notes Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Subordinated Notes Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Subordinated Notes Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Company, the Subordinated Notes Agent and to the other parties hereto and (B) in the case of all other parties, to the Company and the Subordinated Notes Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.
(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Subordinated Notes Agent pursuant to Article 2 or Article 10 shall be effective until received by the Subordinated Notes Agent.
Section 11.12 Electronic Transmissions (a) Authorization. Subject to the provisions of Section 11.11(a), each of the Subordinated Notes Agent, the Company, the Noteholders, and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Subordinated Notes Document and the transactions contemplated therein. Each of Holdings, the Company and each Noteholder hereby acknowledges and agrees, and each of Holdings and the Company shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Signatures. Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Subordinated Notes Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Noteholder and Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Noteholders and Group Members in connection with the use of such E-System.
(d) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Subordinated Notes Agent or any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No Warranty of any kind is made by the Subordinated Notes Agent or any of its Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of Holdings, the Company and each Noteholder agrees (and each of Holdings and the Company shall cause each other Credit Party to agree) that the Subordinated Notes Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
Section 11.13 Governing Law. This Agreement, each other Subordinated Notes Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 11.14 Jurisdiction (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Subordinated Notes Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of Holdings and the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Subordinated Notes Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Subordinated Notes Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Subordinated Notes Documents. The parties hereto (and, to the extent set forth in any other Subordinated Notes Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Service of Process. Each of Holdings and the Company (and, to the extent set forth in any other Subordinated Notes Document, each other Credit Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Subordinated Notes Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Company specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein). Each of Holdings and the Company (and, to the extent set forth in any other Subordinated Notes Document, each other Credit Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c) Non-Exclusive Jurisdiction. Nothing contained in this Section 11.14 shall affect the right of the Subordinated Notes Agent or any Noteholder to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.
Section 11.15 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Subordinated Notes Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into the Subordinated Notes Documents, as applicable, by the mutual waivers and certifications in this Section 11.15.
Section 11.16 Severability. Any provision of any Subordinated Notes Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Subordinated Notes Document or any part of such provision in any other jurisdiction.
Section 11.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 11.18 Entire Agreement. The Subordinated Notes Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Credit Party and any of the Subordinated Notes Agent, any Noteholder or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Subordinated Notes Document, the terms of this Agreement shall govern (unless such terms of such other Subordinated Notes Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 11.19 Use of Name. Each of Holdings and the Company agrees, and shall cause each other Credit Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Credit Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Subordinated Notes Documents or any transaction contemplated therein to which the Noteholders are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.
Section 11.20 Non-Public Information; Confidentiality (a) Each Noteholder acknowledges and agrees that it may receive material non-public information hereunder concerning the Credit Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).
(b) Each Noteholder and the Subordinated Notes Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Subordinated Notes Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Company’s consent, (ii) to Related Persons of such Noteholder or the Subordinated Notes Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Noteholder or the Subordinated Notes Agent, as the case may be, on a non-confidential basis from a source other than any Credit Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Credit Parties consent to the publication of such tombstone or other advertising materials by the Subordinated Notes Agent, any Noteholder or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify the Company, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, direct or contractual counterparties to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 and (viii) in connection with the exercise of any remedy under any Subordinated Notes Document. In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Subordinated Notes Document), the terms of this Section 11.20 shall govern.
Section 11.21 Patriot Act Notice. Each Noteholder subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Company that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Company, including the name and address of the Company and other information allowing such Noteholder to identify the Company in accordance with such act.
Section 11.22 Subordination Agreement. Reference is hereby made to the Subordination Agreement. The obligations of the Credit Parties under the Subordinated Notes and this Agreement and the other Subordinated Note Documents are subordinated to the Senior Debt under the terms of the Subordination Agreement and the terms and conditions of this Agreement and the other Subordinated Note Documents are subject to the terms and conditions of the Subordination Agreement.
[Signature Pages Follow]
SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGENT BROADCASTING, LLC AS COMPANY
By:
Name:
Title:

REGENT COMMUNICATIONS, INC. AS HOLDINGS
By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION AS SUBORDINATED NOTES AGENT AND NOTEHOLDER
By:
Name:
Title:

SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

OTHER NOTEHOLDERS: [OAKTREE CAPITAL]
By:
Name:
Title:

[NAME OF NOTEHOLDER]
By:
Name:
Title:

SUBORDINATED NOTES AGREEMENT FOR
REGENT BROADCASTING, LLC

Exhibit A
to
Subordinated Notes Agreement
Form of Assignment
This ASSIGNMENT, dated as of the Effective Date, is entered into between the Assignor and the Assignee (each as defined below).
The parties hereto hereby agree as follows:

Company:	Regent Broadcasting, LLC, a Delaware limited liability company (the “Company”)

Subordinated Notes Agent:	General Electric Capital Corporation, as subordinated notes agent for the Noteholders (in such capacity and together with its successors and permitted assigns, the “Subordinated Notes Agent”)

Subordinated Notes Agreement:
Subordinated Notes Agreement, dated as of April 27, 2010 among the Company, Regent Communications, Inc., as one of the Guarantors, the Noteholders party thereto and the Subordinated Notes Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Notes Agreement”; capitalized terms used herein without definition are used as defined in the Subordinated Notes Agreement)

[Trade Date:	_____, _____][1]

Effective Date:	_____, _____[2]

[1]	Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

[2]	To be filled out by Subordinated Notes Agent upon entry in the Register.
ASSIGNMENT FOR SUBORDINATED NOTES AGREEMENT
REGENT BROADCASTING, LLC

Aggregate principal amount of
Subordinated Notes for all	Aggregate principal amount of
Noteholders	Subordinated Notes Assigned[3]	Percentage Assigned[4]

$	$	__.	%

$	$	__.	%

$	$	__.	%

1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Noteholder under the Subordinated Note Purchase Agreement (including Liabilities owing to or by Assignor thereunder) and the other Subordinated Notes Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).
2. Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and the Subordinated Notes Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, and (iii) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Subordinated Notes Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Subordinated Notes, the percentage of the Subordinated Notes represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Subordinated Notes Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Subordinated Notes Document or any document or information provided in connection therewith, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Group Member or Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Subordinated Notes Document or any document provided in connection therewith and (d) attaches any Subordinated Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Subordinated Notes Agent exchange such Subordinated Notes for new Subordinated Notes in accordance with Section 2.10(e) of the Credit Agreement.

[3]
Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

[4]
Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Loans in the Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

ASSIGNMENT FOR SUBORDINATED NOTES AGREEMENT
REGENT BROADCASTING, LLC

3. Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and the Subordinated Notes Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Noteholder set forth above, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Subordinated Notes Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignee is an authorized signer for the Assignee and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes the Subordinated Notes Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Subordinated Notes Documents as are delegated to the Subordinated Notes Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Subordinated Notes Documents, are required to be performed by it as a Noteholder, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Subordinated Notes Document independently and without reliance upon any Credit Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Noteholder, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and Securities and agrees to use such information in accordance with Section 11.20 of the Subordinated Notes Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Subordinated Notes Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 11.2(c) of the Subordinated Notes Agreement, (h) to the extent required pursuant to Section 2.13(f) of the Subordinated Notes Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9; and (i) acknowledges and agrees in favor of the Administrative Agent and the Senior Creditors (as each such term is defined in the Subordination Agreement), that the Subordinated Notes and the Obligations under the Subordinated Notes Document are subject to the Subordination Agreement, are subordinate in right of payment to the Senior Debt as defined in and on the terms set forth in the Subordination Agreement, and agrees to be bound by the terms and conditions set forth therein.
4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 11.2(b) of the Subordinated Notes Agreement, the Company, this Assignment (including its attachments) will be delivered to the Subordinated Notes Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Subordinated Notes Agent and (ii) the recording of this Assignment in the Register. The Subordinated Notes Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.
5. Effect. As of the Effective Date, (a) Assignee shall be a party to the Subordinated Notes Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Noteholder under the Subordinated Notes Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Subordinated Notes Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.
6. Distribution of Payments. On and after the Effective Date, the Subordinated Notes Agent shall make all payments under the Subordinated Notes Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to the Assignee.
ASSIGNMENT FOR SUBORDINATED NOTES AGREEMENT
REGENT BROADCASTING, LLC

7. Miscellaneous. This Assignment is a Subordinated Notes Document and, as such, is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof. On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Subordinated Notes Agent and their Related Persons and their successors and assigns. This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.
[Signature Pages Follow]
ASSIGNMENT FOR SUBORDINATED NOTES AGREEMENT
REGENT BROADCASTING, LLC

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR] as Assignor
By:
Name:
Title:

[NAME OF ASSIGNEE] as Assignee
By:
Name:
Title:

Lending Office (and address for notices) for any other purpose:
[Insert Address (including contact name, fax number and e-mail address)]
SIGNATURE PAGE TO ASSIGNMENT AGREEMENT FOR
REGENT BROADCASTING, LLC

ACCEPTED and AGREED this _____ day of _____: GENERAL ELECTRIC CAPITAL CORPORATION as Subordinated Notes Agent
By:
Name:
Title:

REGENT BROADCASTING, LLC[5]
By:
Name:
Title:

[5]	Include only if required pursuant to Section 11.2(b) of the Credit Agreement.
SIGNATURE PAGE TO ASSIGNMENT AGREEMENT FOR
REGENT BROADCASTING, LLC

Exhibit B
to
Subordinated Notes Agreement
Form of Subordinated Note
“This Subordinated Note and the rights and obligations hereunder are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”) dated as of April 27, 2010, among General Electric Capital Corporation, as Subordinated Notes Agent, Regent Broadcasting, LLC (the “Company”) and General Electric Capital Corporation, as Administrative Agent, to the indebtedness (including interest) owed by the Company pursuant to that certain Credit Agreement dated as of April 27, 2010 among the Company, Regent Communications, Inc., as one of the Guarantors, General Electric Capital Corporation, as Administrative Agent for the lenders from time to time party thereto and such lenders, as such Credit Agreement has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

Noteholder: [NAME OF NOTEHOLDER]	New York, New York
Principal Amount: $_____	[_____] [_____], 2010
FOR VALUE RECEIVED, the undersigned, Regent Broadcasting, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of the Noteholder set forth above (the “Noteholder”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Subordinated Note (as defined in the Subordinated Notes Agreement referred to below) of the Noteholder to the Company, payable at such times and in such amounts as are specified in the Subordinated Notes Agreement.
The Company promises to pay interest on the unpaid principal amount of the Subordinated Notes from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Subordinated Notes Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Company.
Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Subordinated Notes Agent, at [                                        ], in immediately available funds.
This Subordinated Note is one of the Subordinated Notes referred to in, and is entitled to the benefits of, the Subordinated Notes Agreement, dated as of April 27, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Notes Agreement”), among the Company, Regent Communications, Inc., as one of the Guarantors, the Noteholders party thereto and General Electric Capital Corporation, as subordinated notes agent for the Noteholders. Capitalized terms used herein without definition are used as defined in the Subordinated Notes Agreement.
[$                    ] SUBORDINATED NOTE OF
REGENT BROADCASTING, LLC

B-1

The Subordinated Notes Agreement, among other things, (a) provides for the issuance of this Subordinated Note in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Company being evidenced by this Subordinated Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.
This Subordinated Note is a Subordinated Notes Document, is entitled to the benefits of the Subordinated Notes Documents and is subject to certain provisions of the Subordinated Notes Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.
This Subordinated Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.
This Subordinated Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[$                    ] SUBORDINATED NOTE OF
REGENT BROADCASTING, LLC

B-2

IN WITNESS WHEREOF, the Company has caused this Subordinated Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

REGENT BROADCASTING, LLC
By:
Name:
Title:
[$                    ] SUBORDINATED NOTE OF
REGENT BROADCASTING, LLC

Exhibit C
to
Subordinated Notes Agreement
Form of Compliance Certificate
                    , _____6
This certificate is delivered pursuant to Section 6.1(d) of, and in connection with the consummation of the transactions contemplated in, the Subordinated Notes Agreement, dated as of [                    ] [ _____], 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Notes Agreement”), among Regent Broadcasting, LLC (the “Company”), Regent Communications, Inc., as one of the Guarantors, the Noteholders party thereto and General Electric Capital Corporation, as subordinated notes agent for the Noteholders (the “Subordinated Notes Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Subordinated Notes Agreement.
The undersigned, a duly authorized Responsible Officer of the Company having the name and title set forth below under his signature, hereby certifies, on behalf of the Company for the benefit of the Credit Parties and pursuant to Section 6.1 of the Subordinated Notes Agreement that such Responsible Officer of the Company is familiar with the Subordinated Notes Agreement and that, in accordance with each of the following sections of the Subordinated Notes Agreement, each of the following is true on the date hereof:
1. In accordance with Section 6.1[(a)/(b)/(c)] of the Subordinated Notes Agreement, attached hereto as Annex A are the Financial Statements for the [fiscal month/Fiscal Quarter/Fiscal Year] ended                     ,  _____  required to be delivered pursuant to Section 6.1[(a)/(b)/(c)] of the Subordinated Notes Agreement. Such Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)]7 [without qualification as to the scope of the audit or as to going concern and without any other similar qualification, together with the certificate from the Group Members’ Accountants with respect to such Consolidated Financial Statements required to be delivered pursuant to Section 6.1(c) of the Subordinated Notes Agreement. The examination by the Company’s Accountants in connection with such Financial Statements has been made in accordance with the standards of the United States’ Public Company accounting Oversight Board (or any successor entity).]8
2. [Reserved]
3. In accordance with Section 6.1(d) of the Subordinated Notes Agreement, no Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which the Company proposes to take the actions set forth on Annex C].

[6]	Insert date of delivery of certificate.

[7]	Insert language in brackets only for monthly and quarterly reports.

[8]	Insert language in brackets only for annual certifications.
COMPLIANCE CERTIFICATE OF
REGENT BROADCASTING, LLC

D-1

4. In accordance with Section 6.1(e) of the Subordinated Notes Agreement, (i) the [Corporate Chart attached hereto as Annex D[-1]] [last Corporate Chart delivered pursuant to such Section)], is correct and complete as of the date hereof, (ii) all documents required to be delivered pursuant to the Subordinated Notes Documents by any Credit Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended) and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date hereof have been delivered to the Subordinated Notes Agent [or are attached hereto as Annex D[-2]].
5. In accordance with Section 6.1(g) of the Subordinated Notes Agreement, attached hereto as Annex E is a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year elapsed on or prior to the date hereof discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.
6. [In accordance with Section 6.1(h) of the Subordinated Notes Agreement, attached hereto as Annex F is a correct and complete summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by the Financial Statements attached hereto as Annex A9].
7. [In accordance with Sections 6.1(i) and (j) of the Subordinated Notes Agreement, attached hereto as Annexes F and G are complete and correct (i) copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof and (ii) a summary of all material insurance coverage maintained as of the date thereof by any Group Member10].11
[Signature Page Follows]

[9]	Insert bracketed language only for quarterly reports.

[10]	Insert other information reasonably required by the Subordinated Notes Agent.

[11]	Insert bracketed language only for annual reports.
COMPLIANCE CERTIFICATE OF
REGENT BROADCASTING, LLC

D-2

In Witness Whereof, the undersigned has executed this certificate on the date first written above.

Name:
Title:

COMPLIANCE CERTIFICATE OF
REGENT BROADCASTING, LLC

ANNEX A
to
COMPLIANCE CERTIFICATE OF
DATED _____, _____
FINANCIAL STATEMENTS

Annex A-1

ANNEX B
[Intentionally Omitted]

Annex B-1

[ANNEX C
to
COMPLIANCE CERTIFICATE OF
DATED                     , ____
CONTINUING DEFAULTS]12

[12]	Delete if not used in the text of the certificate.

Annex C-1

ANNEX D[-1]
to
COMPLIANCE CERTIFICATE OF
DATED                     , ____
CORPORATE CHART

Annex D-1-1

ANNEX D[-2]
to
COMPLIANCE CERTIFICATE OF
DATED                     ,  _____
MODIFICATIONS TO CONSTITUENT DOCUMENTS

Annex D-2-1

ANNEX E
to
COMPLIANCE CERTIFICATE OF
DATED                     ,  _____
MANAGEMENT DISCUSSION AND ANALYSIS

Annex E-1

ANNEX F
to
COMPLIANCE CERTIFICATE OF
DATED                     , ____
[INTERCOMPANY INDEBTEDNESS][MANAGEMENT LETTERS]

Annex F-1

ANNEX G
to
COMPLIANCE CERTIFICATE OF
DATED                     ,  _____
SUMMARY OF MATERIAL INSURANCE COVERAGES

Annex G-1